IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII








                             $19,000,000


                AMENDED AND RESTATED CREDIT AGREEMENT


                     Dated as of April 30, 1996



                                Among



              PLASTI-LINE, INC., CARTER-MIOT, INC. and
             AMERICAN SIGN AND MARKETING SERVICES, INC.
                   (collectively, as "Borrowers")


                       The Banks Listed Herein


                                 and


                 SUNTRUST BANK, EAST TENNESSEE, N.A.
                as Administrative Agent for the Banks










IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII

                                  4

                          TABLE OF CONTENTS

                              ARTICLE I

                                LOANS

      SECTION 1.01.  Commitment.................................  1
      SECTION 1.02.  Funding Loans..............................  1
      SECTION 1.03.  Swing Loans................................  2
      SECTION 1.04.  Notes; Principal Payments..................  3
      SECTION 1.05.  Interest...................................  3
      SECTION  1.06.  Facility Fee;  Closing Fee;  Termination
           and Reduction of Commitments.........................  4
      SECTION 1.07.  Additional  Interest;  Alternate  Rate of
           Interest; Maximum Interest Rate......................  5
      SECTION 1.08.  Continuation and Conversion of Loans.......  5
      SECTION 1.09.  Optional Prepayment of Loans...............  7
      SECTION 1.10.  Manner of Payment..........................  7
      SECTION 1.11.  Change in Circumstances....................  8
      SECTION 1.12.  Change in Legality.........................  9
      SECTION 1.13.  Indemnity for LIBOR Loans..................  9
      SECTION 1.14.  Capital Adequacy........................... 10
      SECTION 1.15.  Reasonableness of Increased Costs.......... 10
      SECTION 1.16.  Pro Rata Treatment......................... 10
      SECTION 1.17.  Certain Notices............................ 10
      SECTION 1.18.  Borrowing Base Restrictions................ 11

                             ARTICLE II

                      COLLATERAL AND GUARANTIES

      SECTION 2.01.  Secured Obligations........................ 12
      SECTION 2.02.  No Guaranty................................ 12
      SECTION 2.03.  Loan Documents............................. 12

                             ARTICLE III

                        CONDITIONS OF LENDING

      SECTION 3.01.  Initial Loans.............................. 12
      SECTION 3.02.  All Loans.................................. 13

                             ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES

      SECTION 4.01.  Organization; Powers; Qualification........ 13
      SECTION 4.02.  Authorization; Enforceability.............. 14
      SECTION 4.03.  Consents and Approvals..................... 14
      SECTION 4.04.  Financial Statements....................... 14
      SECTION 4.05.  No Material Adverse Change................. 15
      SECTION 4.06.  Subsidiaries............................... 15

      SECTION 4.07.  Litigation................................. 15
      SECTION 4.08.  Tax Returns................................ 15
      SECTION 4.09.  Properties................................. 15
      SECTION 4.10.  Employee Benefit Plans..................... 15
      SECTION 4.11.  Government Regulation...................... 16
      SECTION 4.12.  Margin Stock............................... 16
      SECTION 4.13.  No Material Misstatements.................. 16
      SECTION 4.14.  Patents, Trademarks, etc................... 17
      SECTION 4.15.  Hazardous Wastes........................... 17
      SECTION 4.16.  No Brokers or Finders...................... 17
      SECTION 4.17.  No Default of Indebtedness; Solvency....... 17
      SECTION 4.18.  Agreements................................. 18
      SECTION 4.19.  Compliance with Law........................ 18
      SECTION 4.20.  Labor Controversies........................ 18

                              ARTICLE V

                        AFFIRMATIVE COVENANTS

      SECTION 5.01.  Corporate  Existence and  Maintenance  of
           Properties........................................... 18
      SECTION 5.02.  Compliance with Laws....................... 19
      SECTION 5.03.  Insurance.................................. 20
      SECTION 5.04.  Obligations and Taxes...................... 20
      SECTION 5.05.  Accounting Methods and Financial Records... 20
      SECTION 5.06.  Financial  Statements,  Certificates  and
           Reports.............................................. 20
      SECTION 5.07.  Access to Premises and Records............. 22
      SECTION 5.08.  Notice of Default.......................... 22
      SECTION 5.09.  Notice of Litigation....................... 22
      SECTION 5.10.  Notice of Strikes,  Labor  Controversies,
           etc.................................................. 22
      SECTION 5.11.  Update of Subsidiaries..................... 22
      SECTION 6.01.  Liens...................................... 22
      SECTION 6.02.  Indebtedness............................... 24
      SECTION 6.03.  Liquidation, Sale of Assets and Merger..... 24
      SECTION 6.04.  Investments................................ 25
      SECTION 6.05.  Guarantees................................. 26
      SECTION 6.06.  Breach or Violation........................ 26
      SECTION 6.07.  Use of Proceeds............................ 26
      SECTION 6.08.  Transactions with Affiliates............... 26
      SECTION 6.09.  Restrictive Covenants...................... 26
      SECTION 6.10.  Increase in Benefits; New Plans............ 27

                             ARTICLE VII

                         FINANCIAL COVENANTS

      SECTION 7.01.  Consolidated Current Ratio................. 27
      SECTION 7.02.  Consolidated Tangible Net Worth............ 27
      SECTION 7.03.  Consolidated Debt Service Coverage......... 28

      SECTION  7.04.   Consolidated   Total   Liabilities   to
           Consolidated Tangible Net Worth...................... 28
      SECTION  7.05.  Consolidated  Funded Debt to Consolidated
           Adjusted Cash Flow................................... 28
      SECTION  7.06.  Capital Expenditures...................... 28
      SECTION  7.07   Consolidated    Financial    Covenants;
           Determination Periods................................ 28

                            ARTICLE VIII

                          EVENTS OF DEFAULT

      SECTION 8.01.  Events of Default.......................... 29
      SECTION 8.02.  Exercise of Remedies....................... 31

                             ARTICLE IX

                      THE ADMINISTRATIVE AGENT

      SECTION 9.01.  Appointment and Authorization.............. 32
      SECTION 9.02.  Noteholders................................ 32
      SECTION 9.03.  Consultation with Counsel.................. 32
      SECTION 9.04.  Documents.................................. 33
      SECTION 9.05.    Resignation   or   Removal   of   the
           Administrative Agent................................. 33
      SECTION 9.06.   Responsibility  of  the  Administrative
           Agent................................................ 33
      SECTION 9.07.  Notices of Event of Default................ 35
      SECTION 9.08.  Bank Credit Decision....................... 35
      SECTION 9.09.  Indemnification............................ 35
      SECTION 9.10.  Benefit of Article IX...................... 35
      SECTION 9.11.  Administrative Agent's Fee................. 36

                              ARTICLE X

                            MISCELLANEOUS

      SECTION 10.01.  Modification.............................. 36
      SECTION 10.02.  Waiver.................................... 36
      SECTION 10.03.  Payment of Expenses....................... 36
      SECTION 10.04.  Notices................................... 38
      SECTION 10.05.  Governing Law............................. 38
      SECTION 10.06.  Invalid Provisions........................ 39
      SECTION 10.07.  Nonliability of Banks..................... 39
      SECTION 10.08.  Binding Effect and Assignability.......... 39
      SECTION 10.09.  Entirety; Conflicts....................... 40
      SECTION 10.10.  Headings, etc............................. 40
      SECTION 10.11.  Survival.................................. 40
      SECTION 10.12.  Sale and Transfers etc.................... 40
      SECTION 10.13.  No Third Party Beneficiary................ 41
      SECTION 10.14.  Waiver of Jury Trial...................... 41
      SECTION 10.15.  Consent to Jurisdiction................... 42

      SECTION 10.16.  Multiple Counterparts..................... 42
      SECTION 10.17.  Disclosures............................... 43
      SECTION 10.18.  Sharing of Setoffs........................ 43
      SECTION 10.19.  Repayments in Bankruptcy.................. 44
      SECTION 10.20.  Amendment and Restatement................. 44

                             ARTICLE XI

                             DEFINITIONS

      SECTION 11.01.  Definitions............................... 44
      SECTION 11.02.  Other Definitional Provisions............. 44
      SECTION 11.03.  Accounting Matters........................ 45

                AMENDED AND RESTATED CREDIT AGREEMENT


      THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 30, 1996, among PLASTI-LINE, INC., a Tennessee corporation ("Plasti-Line"), CARTER-MIOT, INC., a Georgia corporation and AMERICAN SIGN AND MARKETING SERVICES, INC., a Kentucky corporation (each a "Borrower" and collectively, the "Borrowers"), the Banks set forth on the signature page hereto (collectively, the "Banks"), and SUNTRUST BANK, EAST TENNESSEE, N.A., a national banking association, as administrative agent for the Banks under this Agreement (in such capacity, the "Administrative Agent") and as lender under this Agreement ("SunTrust") (unless otherwise indicated, capitalized terms herein have the meanings set forth in Exhibit A hereto), recites and provides as follows:


                              RECITALS

      WHEREAS, the Borrowers have requested that the Banks extend credit to the Borrowers in an aggregate principal amount of up to $19,000,000 to refinance certain indebtedness owing to SunTrust and to provide funds for other general corporate purposes; and

      WHEREAS, the Banks are willing to extend such credit on the terms and subject to the conditions set forth herein;

      NOW THEREFORE, in consideration of the mutual promises set forth herein and for other valuable consideration, the parties agree as follows:


                                   ARTICLE I


                                      LOANS

SECTION 1.01. Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein, each Bank, severally and not jointly, agrees to make Loans to the Borrowers, from time to time on or after the date hereof and until the Commitment Termination Date, in an aggregate principal amount at any time outstanding not exceeding the amount of its Commitment; provided, however, the aggregate principal amount of Loans outstanding at any time shall not exceed the Borrowing Base. The Borrowers may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Commitment Termination Date, subject to the terms and conditions herein.

SECTION 1.02. Funding Loans. (a) Each Loan shall be either a LIBOR Loan or a Base Rate Loan as the Borrowers may request subject to and in accordance with this Section. All LIBOR Loans and Base Rate Loans made by the Banks in any one borrowing shall be in a minimum aggregate principal amount of $1,000,000 and in integral multiples of $100,000 in excess thereof; provided, however, (i) there shall be no minimum borrowing restrictions on Loans made under the Swing Line Commitment and (ii) any and all advances of LIBOR Loans or Base Rate Loans used to repay amounts outstanding under the Swing Line Commitment may be in minimum principal amounts of $100,000 and in integral multiples of $1,000 in excess thereof. Subject to the limitations set forth in Section 1.03 below, Loans shall be made ratably by the Banks in accordance with their respective Percentages; provided, however, that the failure of any Bank to make its Loan shall not in itself relieve any other Bank of its obligation to lend hereunder. Each Bank may, at its option, fulfill its commitment with respect to any LIBOR Loan by causing a foreign branch or Affiliate of such Bank to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note. Subject to the other provisions of this Section and the provisions of
Section 1.08, Loans of more than one type may be outstanding at the same time.

      (a) The Borrowers shall give the Administrative Agent written notice (as provided in Section 1.17) of each borrowing under Section 1.01 except those borrowings constituting Swing Loans. Upon receipt by the Administrative Agent of notice from the Borrowers pursuant to this paragraph, the Administrative Agent shall promptly notify the Banks thereof. On the borrowing date requested in such notice, but subject to the terms of Section 1.03, each Bank shall make its ratable share (determined by its Percentage) of the borrowing available to the Borrowers in an account maintained at the offices of the Administrative Agent no later than 2:00 p.m. Knoxville, Tennessee time, in federal or other immediately available funds.

      (b) Notwithstanding any provision in this Agreement to the contrary, the Borrowers shall not in any notice of borrowing under this Section 1.02 request any LIBOR Loan that would not be permitted if characterized as a continuation or conversion pursuant to Section 1.08.

SECTION 1.03. Swing Loans. (a) Upon the terms and subject to the conditions of this Agreement, SunTrust, for its own account, agrees to make one or more advances under the Swing Line ("Swing Loans") to the Borrowers from time to time up to but not exceeding the Swing Line Commitment. All Swing Loans shall be deemed solely for the account of SunTrust and credited against the Commitment of SunTrust.

      (a) Advances of, and payments on, the Swing Loans shall be made automatically without notice to or from SunTrust or the Borrowers all in accordance with the AIS Agreement.

SECTION 1.04. Notes; Principal Payments. (a) The Loans made by each Bank and the Borrowers' obligation to repay the Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Bank and a Note duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as Exhibit B, payable to the order of such Bank in a principal amount equal to its Commitment. Each Note shall bear interest from its date on the outstanding principal balance thereof as set forth in Section 1.05. The outstanding aggregate unpaid amount of the Loans of each Bank at any time shall be the principal amount owing on the Note of such Bank at such time. The records of each Bank shall be prima facie evidence of the Loans of such Bank and accrued interest thereon and of all payments made in respect thereof.

      (a) If not sooner paid, the entire unpaid principal balance of each Note shall be due and payable on the Commitment Termination Date.

SECTION 1.05. Interest. (a) Subject to the provisions of Section 1.07, each Base Rate Loan (whether or not constituting a Swing Loan) and each other amount (other than principal on the Loans) becoming due hereunder shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate as in effect from time to time plus the Base Rate Margin.

      (a) Subject to the provisions of Section 1.07, each LIBOR Loan that is not a Swing Loan under the Swing Line shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Rate plus the Applicable LIBOR Margin. The Administrative Agent shall determine the applicable LIBOR Rate for each such Loan under this paragraph (b) as at 11:00 a.m., London time, or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrowers and the Banks of the LIBOR Rate so determined.

      (b) Subject to the provisions of Section 1.07, each LIBOR Loan advanced as a Swing Loan under the Swing Line shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the One Month LIBOR Rate plus the Applicable LIBOR Margin.

      (c) Interest on each Loan shall be payable on each applicable Interest Payment Date, commencing with the first of such dates after the date of such Loan, and on each Conversion Date and the Commitment Termination Date.

SECTION  1.06.   Facility  Fee;  Closing  Fee;   Termination  and  Reduction  of
Commitments.

      (a) In consideration of the Commitments hereunder, the Borrowers shall pay in immediately available funds to the Administrative Agent, for the pro rata account of each Bank, on the last day of each calendar quarter, commencing with the first such date after the Closing Date, and on the date of any reduction or termination of the Commitments of the Banks hereunder, a commitment fee (the "Facility Fee") in an amount equal to .50% multiplied by the average daily unused amount of the Commitment of such Bank during the period or quarter then ending; provided, however, that with respect to the Commitment of SunTrust, the Swing Line Commitment shall be deducted from the Commitment of SunTrust in determining the average daily unused amount of the Commitment of SunTrust. The Facility Fee shall commence to accrue as of the Closing Date, and shall cease to accrue on the Commitment Termination Date.

      (b) On the Closing Date, the Borrowers shall pay in immediately available funds to each Bank a non-refundable closing fee of .25% of such Bank's Commitment (the "Closing Fee").

      (c) The Borrowers may, by written notice to the Administrative Agent (as provided in Section 1.17) terminate in full, or from time to time permanently reduce in part, the aggregate Commitments. Each such voluntary partial reduction of the aggregate Commitments shall be in an aggregate principal amount of $2,000,000 and in integral multiples of $1,000,000 in excess thereof. Any and all reductions to the Commitment of SunTrust shall be applied first to that portion of the Commitment not constituting the Swing Line Commitment.

      (d) The Borrowers may, by written notice to the Administrative Agent (as provided in Section 1.17) terminate in full the aggregate Commitments in the event that any of the circumstances in Section 1.11 and/or 1.14 exist at any time, and the Borrowers, notwithstanding Section 1.11 and 1.14, may terminate the Commitments without obligation to pay such increased compensation or costs arising under Sections 1.11 and/or 1.14.

      (e) The Borrowers shall repay the Loans upon reduction of the Commitments pursuant to this Section 1.06 in an amount sufficient to reduce the outstanding principal balance of the Loans to an amount not greater than the aggregate reduced Commitments. All repayments under this Section shall be accompanied by accrued interest on the principal amount being repaid to the date of repayment.

      (f) Each reduction in the aggregate Commitments shall be made ratably among the Banks in accordance with each Bank's Percentage. Once reduced, the Commitments cannot be reinstated without the unanimous consent of the Banks.

SECTION 1.07. Additional Interest; Alternate Rate of Interest; Maximum Interest Rate. (a) Upon the occurrence and during the continuation of an Event of Default, the outstanding principal balance of the Loans and all other amounts becoming due hereunder shall accrue interest at the Default Rate.

      (a) If the Administrative Agent, in its reasonable judgment, determines at any time that dollar deposits in the amount of the principal amount of any requested LIBOR Loan are not generally available in the relevant interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such requested LIBOR Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give prompt written or telephonic notice of such determination to the Borrowers and the Banks. After such notice has been given and until the circumstances giving rise to such notice no longer exist, each request for a LIBOR Loan or for conversion to or maintenance of a LIBOR Loan shall be deemed to be a request for a Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

      (b) Nothing contained in this Agreement or any Note shall require the Borrowers at any time to pay interest at a rate exceeding the Maximum Permitted Rate. If interest payable to any Bank on any date would exceed the maximum amount permitted by the Maximum Permitted Rate, such interest payment shall automatically be reduced to such maximum permitted amounts, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permitted Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the then outstanding Loans in accordance with Section 1.09.

SECTION 1.08. Continuation and Conversion of Loans. Subject to Sections 1.11 and 1.12, the Borrowers may, by written notice to the Administrative Agent (as provided in Section 1.17) at any time, continue any LIBOR Loan or portion thereof not constituting a Swing Loan, into a subsequent Interest Period and convert any Loan or portion thereof into a Loan of a different type, subject in each case to the following:

      (a) no Event of Default (except in the case of conversion to Base Rate Loans) shall have occurred and be continuing at the time of such notice or such continuation or conversion;

      (b) on and as of the date of such continuation or conversion, each representation and warranty set forth in Article IV shall be true and correct, as determined by the Administrative Agent in its reasonable discretion, it being understood that the representations and warranties set forth in Sections 4.04 and 4.05 shall be deemed to apply to the most recent financial statements furnished by the Borrowers to the Banks prior to such Loan;

      (c) the notice given to the Administrative Agent by the Borrowers shall specify the Loans (identified by reference to the aggregate amount of such Loans by all of the Banks) to be continued or converted and provide the information required pursuant to Section 1.17 with respect to the continuation or conversion;

      (d) such continuation or conversion shall be made pro rata among the Banks in accordance with their respective Percentages;

      (e) in the case of a continuation or conversion of less than all Loans, the aggregate principal amount of Loans continued or converted shall not be less than the minimum borrowing amounts set forth in Section 1.02(a);

      (f) no Loan may be continued or converted to a LIBOR Loan having an Interest Period that would extend beyond the scheduled Commitment Termination Date;

      (g) the Conversion Date must be a Business Day with respect to the new Loan;

      (h) no Loan (or portion thereof) may be converted to a LIBOR Loan if, after such conversion, and after giving effect to any prepayment of Loans, an aggregate of more than five separate Loans of any Bank would be outstanding hereunder, it being understood that for such purposes, LIBOR Loans having different Interest Periods, regardless of whether they commence or end on the same date, shall be considered separate Loans, and Base Rate Loan advances also shall be considered a separate Loan hereunder; provided, however, that for purposes of this paragraph (h), any and all LIBOR Loans constituting Swing Loans shall not be considered in determining the number of separate LIBOR Loans;

      (i) each request for continuation of or conversion into a LIBOR Loan not constituting a Swing Loan that fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month;

     (j) in the event that the Borrowers fail to give notice to continue any LIBOR Loan not constituting a Swing Loan into a subsequent Interest Period or convert any LIBOR Loan

(whether or not a Swing Loan) into a Loan of another type, such LIBOR Loan (unless repaid in full) shall automatically become a Base Rate Loan at (i) the expiration of the then current Interest Period with respect to those LIBOR Loans not constituting a Swing Loan and (ii) on the last day of the month prior to the month in which the next succeeding Interest Payment Date occurs with respect to those LIBOR Loans constituting Swing Loans; and

      (k) each continuation or conversion shall be effected by each Bank as if the proceeds of the new Loan were applied to payment of the existing Loan (or portion thereof) being continued or converted, and accrued interest on the Loan (or portion thereof) being continued or converted shall be paid by the Borrowers on and as of the Conversion Date.

SECTION 1.09. Optional Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Base Rate Loan in whole or in part, without premium or penalty, upon prior written notice to the Administrative Agent; provided, however, that each such partial prepayment shall be in the principal amount of at least $1,000,000 and in increments of $100,000 in excess thereof.

      (a) The Borrowers shall have the right to prepay any LIBOR Loan not constituting a Swing Loan, in whole or in part, upon prior written notice to the Administrative Agent (as provided in Section 1.17); provided, however, that each such partial prepayment shall be in the principal amount of at least $2,000,000 and in increments of $1,000,000 in excess thereof. If the Borrowers prepay any LIBOR Loan not constituting a Swing Loan except on the last day of the Interest Period in effect for such Loan, then the Borrowers shall make the payments required by Section 1.13.

      (b) Prepayments of LIBOR Loans constituting Swing Loans shall be made according to the terms of the AIS Agreement and shall be made without notice and any prepayment penalty.

      (c) Each notice of prepayment under paragraphs (a) and (b) of this Section
1.09 shall specify which Loan(s) is to be prepaid, the prepayment date and the principal amount of each Loan to be prepaid. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Amounts prepaid pursuant to this Section prior to the Commitment Termination Date shall be available to be reborrowed from the Banks hereunder in accordance with and subject to the terms hereof.

SECTION 1.10. Manner of Payment. (a) All payments by the Borrowers hereunder and under the Notes shall be made to the Administrative Agent, at its primary office in Knoxville, Tennessee, for the account of each Bank, in Dollars in federal or other immediately available funds, by 11:00 a.m., Knoxville time, on the date on which such payment is due, in all cases without any deduction or withholdings whatsoever, including any deduction or withholding for any setoff, recoupment, counterclaim or Tax. Whenever any payment required to be made hereunder or under the Notes is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall continue to accrue thereon until such payment is made. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full. If such payments are not received by the Administrative Agent within five (5) Business Days after the due date thereof, such payments may be deducted by the Banks in accordance with Section 10.18.


      (a) All payments received by the Administrative Agent shall be remitted to the Banks on the Business Day on which such payments are received or deemed to be received by the Administrative Agent.

SECTION 1.11. Change in Circumstances. In the event of any Regulatory Change or any change after the date hereof in conditions with respect to cost of funding or otherwise affecting the transactions contemplated by this Agreement or the Notes that:

      (a) subjects any Bank to any tax of any kind or changes the basis of taxation with respect to any LIBOR Loan (other than any tax on the overall net income of such Bank or of the lending office or Affiliate of such Bank making any LIBOR Loan hereunder) imposed by the United States of America or by the jurisdiction in which such Bank has its principal office (or in which such lending office or Affiliate is located) or any political subdivision or taxing authority therein; or

      (b) imposes, modifies or deems applicable any reserve (other than, in the case of LIBOR Loans, any reserve taken into account in the computation of LIBOR Statutory Reserves), deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of such Bank; or

      (c) imposes upon such Bank or the relevant interbank market any other condition with respect to LIBOR Loans or upon the Bank any other condition with respect to this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any LIBOR Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Bank, or to require such Bank to make any payment in connection with any LIBOR Loan, then and in each such case the Borrowers shall pay to such Bank such amounts as shall be necessary to compensate such Bank for such cost, reduction or payment. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition that gives rise to any right of such Bank for compensation hereunder.

SECTION 1.12. Change in Legality. Notwithstanding any provision in this Agreement to the contrary, if any Regulatory Change shall make it unlawful for a Bank to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan, then, by written notice to the Borrowers, such Bank may:

      (a) declare that LIBOR Loans will not thereafter be made by such Bank hereunder, whereupon the Borrowers shall be prohibited from requesting LIBOR Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

      (b) to the extent that maintenance of any LIBOR Loan has been made unlawful, require that all outstanding LIBOR Loans made by it be converted to Base Rate Loans, whereupon all of such LIBOR Loans shall be automatically converted to Base Rate Loans upon receipt by the Borrowers of such notice, and the Borrowers shall make the payments, if any, required by Section 1.13.

SECTION 1.13. Indemnity for LIBOR Loans. The Borrowers shall reimburse each Bank for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment or conversion of any LIBOR Loan required or permitted by any other provision of this Agreement if such Loan is prepaid or converted other than on the last day of the applicable Interest Period with respect to those LIBOR Loans not constituting Swing Loans. Such loss shall be the difference as determined by such Bank between (a) the amount that would have been realized by such Bank for the remainder of such Interest Period for such Loan and (b) any lesser amount that would be realized by such Bank in reemploying such funds by purchasing on the date of prepayment or conversion a U.S. Treasury security in the principal amount prepaid or converted that matures on the last day of the Interest Period of the Loan being prepaid or converted. Without duplication of the foregoing indemnity payments, the Borrowers shall indemnify each Bank against any actual loss or expense that such Bank may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof.

SECTION 1.14. Capital Adequacy. If, after the date hereof, any Bank shall have determined that any Regulatory Change regarding capital adequacy or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's (or its holding company's) capital, as a consequence of this Agreement or the Loans, to a level below that which such Bank (or its holding company) could have achieved but for such Regulatory Change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

SECTION 1.15. Reasonableness of Increased Costs. Notwithstanding anything to the contrary in Sections 1.11, 1.12, 1.13 and 1.14, the amounts payable by the Borrowers thereunder shall not exceed the amounts necessary to indemnify the affected Bank against such increased cost actually incurred or the reduction in amount actually received. A certificate in reasonable detail as to the amount of such increased cost or reduction in amount received and the method of calculation shall be submitted to the Borrowers by such Bank. The Borrowers shall pay to each Bank the amounts shown as due on any such certificate within ten (10) days after its receipt of the same. No failure on the part of any Bank to demand compensation under such Sections above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion.

SECTION 1.16. Pro Rata Treatment. Except as otherwise provided in Sections 1.03, 1.11, 1.12, 1.13 and 1.14, all payments and prepayments of principal and interest in respect of the Loans, all payments of Facility Fees and Closing Fees and all borrowings hereunder shall be made pro rata among the Banks in accordance with their respective Percentages. All sale proceeds received as a result of foreclosure and subsequent disposition of collateral and all other rights and benefits of collateral security shall be shared by the Banks in accordance with their respective Percentages.

SECTION 1.17. Certain Notices. Notices by the Borrowers to the Administrative Agent of any terminations or reductions of the Commitments, of borrowings and prepayments of Loans, of continuation and conversion of Loans, of type of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. Knoxville time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, continuation, conversion, or prepayment or the first day of such Interest Period specified below (it being understood that notices received by the Administrative Agent after 11:00 a.m. Knoxville time shall be considered timely received on the next Business Day):

                                                 Number of
                                                  Business
             Notice                              Days Prior

      Termination or reduction of
      Commitment                                     10

      Borrowing, continuation
      or prepayment of or conversion
      into Base Rate Loans                       same day

      Borrowing, continuation or prepayment
      of, conversion into, or notification
      of duration of Interest Period for,
      LIBOR Loans not constituting Swing Loans        3

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing, continuation, conversion or prepayment shall specify the Loans to be borrowed, continued, converted or prepaid and the amount and type of the Loans to be borrowed, continued, converted or prepaid and the date of borrowing, continuation, conversion or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period for LIBOR Loans not constituting Swing Loans shall specify the Loans to which such Interest Period is to relate. In the event that the Borrowers fail to select within the time period and otherwise as provided in this Section 1.17 the type of Loan or the duration of the Interest Period for any LIBOR Loan not constituting a Swing Loan, such Loan shall be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or will remain as, or will be made as, a Base Rate Loan. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, Borrowers shall not be required to give notice of any Swing Loan borrowing or payment, it being the intention of the parties hereto that Swing Loans shall be available to Borrowers for daily cash management purposes, and all such advances and payments thereunder shall be administered by SunTrust according to the terms of the AIS Agreement.

SECTION 1.18. Borrowing Base Restrictions. The Banks have no obligation to advance Loan proceeds in excess of the Borrowing Base. The Borrowers shall deliver to the Administrative Agent a Borrowing Base Certificate appropriately completed in the form attached to this Agreement as Exhibit E, not later than
(i) the
last day of each calendar month and (ii) the date on which notice is required to be given under Section 1.17 for borrowings of Base Rate Loans and LIBOR Loans, as applicable. If at any time the aggregate, outstanding principal balance of Loans under this Agreement exceeds the Borrowing Base as reflected by the most recent Borrowing Base Certificate delivered to the Administrative Agent by Borrowers, the Borrowers will within ten (10) days and without notice from the Administrative Agent or any Bank repay an amount sufficient to reduce the aggregate, outstanding principal balance of the Loans to an amount not in excess of the Borrowing Base as reflected on the most recent Borrowing Base Certificate delivered to the Administrative Agent by the Borrowers. The Administrative Agent shall provide the Borrowers not less than 60 days prior written notice of any and all proposed changes in the Borrowing Base or its constituent components, including, without limitation, Eligible Accounts Receivable.

                                   ARTICLE 11

                            COLLATERAL AND GUARANTIES


SECTION 2.01. Secured Obligations. The parties acknowledge that the Loans are secured obligations of the Borrowers and that the Borrowers are pledging certain collateral, including, without limitation, accounts receivable, inventory and general intangibles pursuant to the Security Agreement.

SECTION 2.02. No Guaranty. Payment of the Obligations is not guaranteed by any third party.

SECTION 2.03. Loan Documents. The Borrowers agree to execute and deliver all Loan Documents and other instruments contemplated by this Agreement, in form and substance reasonably satisfactory to the parties hereto and their respective counsel.

                                  ARTICLE III

                              CONDITIONS OF LENDING

SECTION 3.01. Initial Loans. In addition to the conditions precedent in Section 3.02, the obligations of the Banks to make initial Loans hereunder are subject to the following conditions precedent:


      (a)  Satisfaction of each of the conditions set forth on Exhibit C hereto,
the   satisfaction   of  which  shall  be   determined  by  the  Banks  and  the
Administrative Agent in their sole discretion.

      (b) All legal matters incident to this Agreement and the Loans shall be satisfactory to Hunton & Williams, special counsel for the Administrative Agent.

SECTION 3.02.  All Loans.    As conditions to each Loan to be made hereunder:

      (a) The Administrative Agent shall have received a notice of such Loan as required by Section 1.02.

      (b) On and as of the date of such Loan, both before and after giving effect to such Loan and applying the proceeds thereof:

             (i) each representation and warranty set forth in Article IV shall be true and correct, as determined by the Administrative Agent in its reasonable discretion, it being understood that the representations and warranties set forth in Sections 4.04 and 4.05 shall be deemed to apply to the most recent financial statements furnished by the Borrowers to the Banks prior to such Loan, and

             (ii) the Borrowers shall be in compliance with all the terms and provisions of this Agreement on their part to be observed or performed, no Default shall have occurred and be continuing, and the Administrative Agent and the Banks shall have received a certificate to such effect.

      (c) Such Loan will not contravene any Legal Requirement applicable to the Administrative Agent or any Bank.

The Borrowers shall be deemed to make representations and warranties on the date of each Loan as to the matters specified in paragraphs (b) and (c) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      To induce the Banks to enter into this Agreement and to make Loans hereunder, each of the Borrowers represents and warrants to the Administrative Agent and to each of the Banks that:

SECTION 4.01. Organization; Powers; Qualification. It is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, (b) has the power and authority to own its properties and to carry on its businesses as now conducted, (c) is qualified to do business in all jurisdictions where failure to qualify would have a Material Adverse Effect, (d) is not required to be qualified in any other jurisdiction where the failure to be so qualified would have a Material Adverse Effect, and (e) has the power to execute, deliver and perform its obligations under this Agreement, to borrow hereunder and to execute and deliver the Notes and the other Loan Documents and to perform its obligations thereunder.

SECTION 4.02. Authorization; Enforcability. The execution, delivery and performance of this Agreement, the borrowings hereunder, the execution, delivery and performance of the Notes and the other Loan Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all requisite action on the part of each Borrower, (b) will not (i) violate (A) the Organizational Documents of any Borrower or (B) to the best knowledge of Borrowers, any applicable order of any Governmental Authority, (ii) violate, conflict with, breach or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note, instrument or other agreement to which any Borrower is a party or by which such Borrower or any of its property is bound or (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of such Borrower except as provided for pursuant to the Loan Documents. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and the Notes and the other Loan Documents when executed and delivered will constitute, legal, valid and binding obligations of the Borrowers enforceable against Borrowers in accordance with their respective terms.

SECTION 4.03.Consents and Approvals. No action, consent or approval of, or registration or filing with, or any other action by any Governmental Authority or of shareholders is required in connection with the execution, delivery and performance by the Borrowers of this Agreement, the borrowings hereunder or the execution, delivery and performance of the Notes or any other Loan Document by the Borrowers.

SECTION 4.04. Financial Statements. Plasti-Line has heretofore furnished the following financial statements to each of the Banks: consolidated balance sheet as of the 1995 fiscal year end of Plasti-Line and its consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand, Knoxville, Tennessee, independent public accountants. Such financial statements fairly present the consolidated financial condition of Plasti-Line and its Consolidated Subsidiaries as of the dates thereof and the consolidated results of operations for the periods covered thereby and are complete and correct. All such financial statements were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis (subject, in the case of such interim statements, to the omission of footnotes and year-end audit adjustments).

SECTION 4.05. No Material Adverse Change. There has been no material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects, on a consolidated basis, of Plasti-Line since fiscal year end 1995.

SECTION 4.06. Subsidiaries. Set forth on Schedule 4.06(a) is a complete and accurate list of all Material Subsidiaries of Plasti-Line on the date hereof, showing as to each such Material Subsidiary the jurisdiction of its organization, its type of entity and its principal place of business. All of the outstanding Capital Securities of each of the Material Subsidiaries are wholly owned, directly or indirectly, by Plasti-Line. Such Capital Securities are owned free and clear of all Liens except Permitted Liens, and Plasti-Line, as the owner of such Capital Securities, has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, such Capital Securities.

SECTION 4.07. Litigation. Each Borrower has filed with the SEC all reports it is required to file with the SEC regarding any action, suit or proceeding at law or in equity or by or before any court or Governmental Authority now pending or threatened against or affecting such Borrower or any property or rights of such Borrower.

SECTION 4.08. Tax Returns. The Borrowers have filed or caused to be filed all federal, state and local tax returns that are required to be filed and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by any of them to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Borrowers have set aside on their respective books adequate reserves, if any, required in accordance with Generally Accepted Accounting Principles.

SECTION 4.09. Properties. The Borrowers have good and marketable title (subject to minor title defects) to all their respective properties and assets reflected on the consolidated balance sheet of Plasti-Line and its Consolidated Subsidiaries, referred to in Section 4.04, except for such properties and assets as (i) have been disposed of since such date, (ii) no longer necessary in the conduct of their respective businesses or (iii) have been disposed of in the ordinary course of business, and the Borrowers own all such properties and assets free and clear of any Liens except Permitted Liens.

SECTION 4.10. Employee Benefit Plans. Schedule 4.10 sets forth a true and complete list of all Plans that each Borrower maintains, or expects to maintain, or to which such Borrower is, or is expected to be, required to make any contribution. Each of the Borrowers and each Plan are in compliance in all material respects with the applicable provisions of law, including the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Plan is (i) a multiemployer plan (as defined in Section 3(37) of ERISA), (ii) subject to the provisions of Title IV of ERISA or (iii) subject to the minimum funding provisions of ERISA or the Internal Revenue Code. Neither any Borrower nor any ERISA Affiliate has maintained, contributed to, or had an obligation to contribute to, any Plan described in items (i), (ii) or (iii) of the preceding sentence. Except for the continued coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 and subsequent legislation, no Borrower is obligated to provide medical benefits, hospitalization benefits or benefits under any other employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) to any former employee or the spouse or dependent of any former employee.

SECTION 4.11. Government Regulation. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of such acts may be amended) or any other law (other than Regulation X) that regulates the incurring by such Borrower of indebtedness.

SECTION 4.12. Margin Stock. No proceeds of any Loan will be used for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or G. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stocks. No Borrower nor any Person acting on behalf of such Borrower has taken or will take any action which might cause the Notes or any of the other Loan Documents, including this Agreement, to violate Regulation U or G or any other regulations of the Federal Reserve Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. No Borrower owns Margin Stock except that which, as of the date hereof, does not exceed 25% of the value of all of such Borrower's assets.

SECTION 4.13. No Material Misstatements. All information, financial statements and documents furnished to the Administrative Agent and the Banks in connection herewith are complete and accurate in all material respects. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrowers to the Administrative Agent or any Bank in connection with the negotiation, execution, delivery or performance of this Agreement, any Note or any other Loan Document hereunder, or any schedule hereto or thereto contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no event or fact that the Borrowers have not disclosed to the Banks in writing that causes a Material Adverse Effect or, so far as the Borrowers can now foresee, is likely to cause a Material Adverse Effect.

SECTION 4.14. Patents, Trademarks, etc. Each Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, service marks, trademark applications, trade names, technology, processes and permits and other governmental approvals and authorizations to conduct its business. There are no existing or, to the knowledge of the Borrowers, threatened claims of any Person based on the use of such permits, patents, trademarks, trade names, copyrights, technology and processes by the Borrowers and to the knowledge of the Borrowers, no such use infringes on the rights of any Person.

SECTION 4.15. Hazardous Wastes. To the best of each Borrower's knowledge, all land owned, leased or otherwise used by such Borrower is free from reportable quantities of Hazardous Wastes, and no portion of such land would subject such Borrower to liability under federal, state or local law or regulation because of the presence of stored, leaked or spilled Toxic Substances or Hazardous Wastes, underground storage tanks, "asbestos" (as defined in 40 C.F.R. ss. 61.141) or the past or present accumulation, spillage or leakage of any such substance, nor have the Borrowers arranged for disposal or treatment (or arranged with a transporter for transport for disposal or treatment) of any such substance to any other location except in compliance with Environmental Laws. No Borrower has received any notice from the Environmental Protection Agency or any other Governmental Authority alleging that it is a "responsible party" with respect to any of the foregoing.

SECTION 4.16. No Default of Indebtedness; Solvency. No broker or finder brought about or contributed to the obtaining, making or closing of the Loans made pursuant to this Agreement, and the Borrowers have no obligation to any person in respect of any finder's or brokerage fees in connection with the Loans contemplated by this Agreement.

      (a) No Borrower is in default of any Indebtedness, and no holder of any such Indebtedness has given notice of an asserted default thereunder. No liquidation, dissolution or other winding up of any Borrower and no bankruptcy or similar proceedings relative to it or its property are pending or, to the knowledge of such Borrower, threatened against it.

      (b) On the date hereof, each of the Borrowers is, and after consummation of this Agreement and after giving effect to all Indebtedness incurred (assuming the entire Commitment is fully advanced on the Closing Date) and Liens, if any, created by such Borrower in connection herewith will be, Solvent.

SECTION 4.18. Agreements. No Borrower is a party to any agreement or instrument or subject to any provision in its Organizational Documents that could have a Material Adverse Effect or conflict with or constitute a Default under this Agreement or any other Loan Document. No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party in any manner that could have a Material Adverse Effect.

SECTION  4.19.  Compliance  with Law. Each Borrower has complied in all material
respects  with  all  applicable  statutes,   rules,   regulations,   orders  and
restrictions of any Governmental Authority.

SECTION 4.20. Labor Controversies. No Borrower is a party to any collective bargaining agreement. To the best knowledge of the Borrowers, each is in compliance with all applicable laws respecting employment and employment practices where such failure to comply could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS


      Each of the Borrowers covenants and agrees with the Administrative Agent and the Banks that until the Repayment Date, unless the Majority Banks otherwise consent in writing, as follows:

replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02. Compliance with Laws. Each Borrower shall, and shall cause each other Borrower to, do or cause to be done all things necessary to comply with all laws and regulations applicable to it, including without limitation the following:

      (a) SEC Filings. Make on a timely basis, all filings, if any, it is required to make with the SEC.

      (b) ERISA. Comply, and shall cause each of its ERISA Affiliates to comply, in all material respects with the applicable provisions of ERISA and as soon as possible, and in any event within 10 days after such Borrower knows or has reason to know of a violation of ERISA with respect to any Plan, shall deliver to the Administrative Agent and each Bank a statement signed by a senior financial officer of such Borrower setting forth details respecting such event or condition and the action, if any, that such Borrower or its ERISA Affiliate proposes to take with respect thereto.

      (c) Environmental Laws. (i) Remain in compliance in all material respects with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Administrative Agent immediately of any notice of a hazardous discharge or environmental complaint received from any Governmental Authority or any other Person; notify the Administrative Agent immediately of any hazardous discharge from or affecting the Premises, which is also required to be reported to any Governmental Authority; immediately contain and remove the same, in compliance with all applicable Legal Requirements; in the event of such hazardous discharge, permit the Banks to inspect the Premises, to conduct tests thereon, and to inspect all books, correspondence and records pertaining thereto; and at any Bank's request, and at the Borrowers' expense, provide a report of a qualified environmental engineer satisfactory in scope, form, and contents to the Banks, and such other and further assurances reasonably satisfactory to the Banks that the condition has been corrected.

             (ii) Each Borrower acknowledges that the Administrative Agent and the Banks have entered into this Agreement and that the Banks have made the Loans in reliance upon such Borrower's representations and warranties in Section
4.15 and its covenants in this Section 5.02(c). Accordingly, the Borrowers hereby agree that they shall be jointly and severally liable for all costs and expenses incurred by or asserted against the Administrative Agent or any Bank arising under violations of the terms of this Section 5.02(c) or a breach of any representation or warranty contained in Section 4.15 of this

Agreement. All of the representations and warranties contained in Section 4.15 and the Borrowers' covenants under this Section 5.02(c) shall survive the Repayment Date.

SECTION 5.03. Insurance. Each Borrower shall maintain insurance with financially sound and reputable insurance companies or associations, in such amounts and covering such risks (but including, in any event, public liability) as is usually carried by companies engaged in the same or similar businesses and owning similar properties in the same general areas in which such Borrower operates and furnishes to the Administrative Agent, upon reasonable request, full information (including certificates and originals or certified copies of the policies) as to the insurance carried.

SECTION 5.04. Obligations and Taxes. Each Borrower shall pay all of its Indebtedness and obligations promptly and in accordance with the terms thereof and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default or delinquent, as the case may be, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that no Borrower shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof is contested in good faith by appropriate proceedings and such Borrower sets aside on its books adequate reserves therefor, if any, required in accordance with Generally Accepted Accounting Principles.

SECTION 5.05. Accounting Methods and Financial Records. Each Borrower shall maintain a system of accounting and financial records in accordance with Generally Accepted Accounting Principles, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (a) the preparation of financial statements required to be delivered pursuant to Section 5.06 and (b) the determination of such Borrower's compliance with the terms of this Agreement.

SECTION 5.06. Financial Statements, Certificates and Reports. The Borrowers and/or Plasti-Line, as applicable, shall furnish to the Banks:

      (a) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of Plasti-Line, copies of the Quarterly Report of Plasti-Line on Form 10-Q as filed with the SEC, containing a balance sheet of Plasti-Line and its Consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows of Plasti-Line and its Consolidated Subsidiaries for such quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year;

      (b) Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Plasti-Line, copies of the Annual Report of Plasti-Line on Form 10-K as filed with the SEC, containing a consolidated balance sheet of Plasti-Line and its Consolidated Subsidiaries as of the close of such fiscal year and consolidated statements of income and cash flows of Plasti-Line and its Consolidated Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year;

      (c) Other SEC Filings. Promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by Plasti-Line to holders of its Capital Securities and of each regular or periodic report, registration statement or prospectus, if any, filed by Plasti-Line with any securities exchange or the SEC or any successor agency, including without limitations Forms 10-K, 8-K and 10-Q;

      (d) Audit Reports. Promptly upon receipt thereof, one copy of each written report submitted to Plasti-Line and/or any other Borrower by independent accountants in any annual, quarterly or special audit made;

      (e) Annual Operating Plan. Within thirty (30) days of the end of each fiscal year of Plasti-Line, the Annual Operating Plan of Plasti-Line;

      (f) Monthly Financial Information. As soon as available, and in any event within thirty (30) days after the end of each fiscal month of Plasti-Line hereafter, company prepared consolidated financial statements, including a Compliance Certificate, a Borrowing Base Certificate, Accounts Receivable and Accounts Payable Aging Reports and Inventory Reports;

      (g) Notices of Discrepancies. Immediately after any Borrower's discovery thereof, written notice of any inaccuracy or incorrect statement contained in any of the foregoing that is material or that changes any of the financial calculations under this Agreement, including a statement containing the correct information required; and

      (h) Other Information. Such other information concerning the business, properties or financial condition of the Borrowers as the Banks shall request.

SECTION 5.07. Access to Premises and Records. Upon reasonable notice, the Borrowers shall permit representatives of each Bank to have access to the financial records and the premises of such Borrower at reasonable times and to make copies of such records.

SECTION 5.08. Notice of Default. The Borrowers shall give to each Bank, promptly after learning of the occurrence of any Default that has not previously been disclosed in writing to the Administrative Agent and/or the Banks, (a) notice of such event, (b) the Borrowers' assessment of the effect such event is likely to have on the financial condition of the Borrowers during the following ninety days, (c) the Borrowers' plan for minimizing the adverse effects of such event and (d) a description of any material development in any such event.

SECTION 5.09. Notice of Litigation. The Borrowers shall, upon request, deliver or cause to be delivered to the Administrative Agent, a description of any material development in any of the matters described in Section 4.07 that has been disclosed in filings with the SEC.

SECTION 5.10. Notice of Strikes, Labor Controversies, etc. The Borrowers shall deliver or cause to be delivered to the Administrative Agent, promptly after learning of the occurrence of any event described in Section 4.20 that has not previously been disclosed in writing to the Administrative Agent and/or the Banks, (a) notice of such event, (b) the Borrowers' assessment of the effect such event is likely to have on the financial condition of the Borrowers during the following ninety days, (c) the Borrowers' plan for minimizing the adverse effects of such event and (d) a description of any material development in any such event.

SECTION 5.11. Update of Subsidiaries. Plasti-Line shall, upon request, deliver or cause to be delivered to each Bank an update of the Material Subsidiaries listed on Schedule 4.06(a).


                                   ARTICLE VI
                               NEGATIVE COVENANTS

Each Borrower covenants and agrees with the Administrative Agent and the Banks that, until the Repayment Date, unless the Majority Banks otherwise consent in writing, as follows:

SECTION 6.01. Liens. It shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets or properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive income; provided that, the foregoing restrictions shall not apply to Liens:


      (a) for taxes, assessments or governmental charges or levies on its property if they (i) are not delinquent at the time or thereafter can be paid without penalty and (ii) are being contested in good faith and by appropriate proceedings and with respect to which it has set aside on its books adequate reserves, if any, required in accordance with Generally Accepted Accounting Principles;

      (b) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens, that arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith and by appropriate proceedings and with respect to which it has set aside on its books adequate reserves, if any, required in accordance with Generally Accepted Accounting Principles;

      (c) arising in the ordinary course of business out of pledges or deposits under workmen's compensation laws, unemployment insurance, pensions, or other social security or retirement benefits, or similar legislation;

      (d) incidental to the conduct of its business or the ownership of its property and assets (such as easements, zoning restrictions and restrictive covenants) not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

      (e) arising in the ordinary course of business out of pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money), bonds (other than bonds of or for the benefit of such Borrower) or leases to which such Borrower is a party;

      (f) securing  Indebtedness  owing by such Borrower to another
Borrower;

      (g) in respect of property acquired or constructed by it after the date hereof for use in the business of any Borrower (such as real property, automobiles and other vehicles and equipment), which Liens (including Capitalized Lease Obligations) exist or are created at the time of acquisition or completion of construction of such property or within 60 days thereafter, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, but any such Lien shall cover only the property so acquired or constructed and the aggregate amount secured by such Liens shall not exceed $500,000 at any time outstanding;

      (h) on assets of any Person existing at the time such Person becomes, by acquisition, consolidation or merger, a Material Subsidiary of any Borrower, provided that such Lien covers only the assets of the Person so acquired and was not created in connection with or in contemplation of such acquisition; and

      (i)    set forth in Schedule 6.01.

SECTION 6.02. Indebtedness. The Borrowers shall not, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness hereunder and under the Loan Documents in respect of the Notes;

      (b)  Indebtedness  of (i) a Borrower to another  Borrower and
(ii) a Material Subsidiary to a Borrower;

      (c) Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of acquisition or construction of property and secured by Liens permitted pursuant to Section 6.01(g) and (h);

      (d) Indebtedness assumed in connection with any acquisition permitted pursuant to Section 6.03 provided that such Indebtedness was not created in connection with or in contemplation of such acquisition; and

      (e) Indebtedness payable to the applicable seller as all or any part of the purchase price of any acquisition permitted pursuant to Section 6.03.

SECTION 6.03.  Liquidation, Sale of Assets and Merger.

      (a) Except as otherwise provided herein, each Borrower shall not, and shall not cause, permit or suffer any of its Material Subsidiaries to, (i) sell, lease, transfer or otherwise dispose of any portion of its properties and assets to any Person (other than in the ordinary course of business) or (ii) liquidate or discontinue its business; provided, however, that a Material Subsidiary may sell, lease or transfer all or substantially all of its assets to any Borrower or another Material Subsidiary and any Borrower may acquire (for an amount not exceeding the fair value thereof) all or substantially all of the properties and assets of any Material Subsidiary or other Borrower so to be sold, leased or transferred to it, if immediately before and after giving effect to such sale, lease or transfer, no Default shall have occurred and be continuing.

             (b) The Borrowers shall not, and shall not cause, permit or suffer any of their Material Subsidiaries to, merge or consolidate with or into any other Person or acquire all or substantially all the Capital Securities, properties or assets of any other Person except that (i) a Material Subsidiary may be merged into, or consolidated with, any Borrower or another Material Subsidiary and (ii) any Borrower or any Material Subsidiary may acquire all or substantially all of the properties or assets of any other Person or a Controlling Interest in any other Person, provided that (A) if the acquisition of such Controlling Interest is by way of a merger with such Borrower, that Borrower will be the surviving entity, (B) if a Controlling Interest is acquired other than through a merger with a Borrower, such Controlling Interest shall constitute such Person a Material Subsidiary, (C) immediately prior to such acquisition, no Default shall have occurred and be continuing, and (D) immediately after giving effect to such acquisition, no Default shall have occurred or be continuing.

SECTION 6.05. Gurantees.  The Borrowers shall not issue any Guaranty except that
(i) the Borrowers may endorse checks for deposit in the ordinary course of business and (ii) the Borrowers may guarantee the obligations of a Material Subsidiary to the extent such obligations are permitted hereunder (provided, however, that the Borrowers shall not guarantee, directly or indirectly, the obligations of any partnership or joint venture which is a Subsidiary or in which any Borrower or any Subsidiary has invested).

SECTION 6.06. Breach or Violation. The Borrowers shall not enter into any agreement containing any provision that would be violated or breached by the performance of the Borrowers' obligations under this Agreement, the Notes or any of the other Loan Documents.

SECTION 6.07. Use of Proceeds. The Borrowers shall not use any of the proceeds of any of the Loans for any purpose other than the purposes set forth in the Recitals herein. Without limiting the generality of the foregoing, no part of the proceeds of the Loans hereunder will be used (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock if such action would violate, or be inconsistent with, any rules or regulations of the Federal Reserve Board, including without limitation any provisions of Regulation G, U or X, or (b) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof. If requested by the Administrative Agent or any Bank, each Borrower will furnish to the Banks a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

SECTION 6.08. Transactions with Affiliates. The Borrowers shall not effect any transaction with any Affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.

SECTION 6.09. Restrictive Covenants. Except as may otherwise be specifically provided for in this Agreement or any other Loan Document, each Borrower shall not, and shall not cause, permit or suffer any of its Material Subsidiaries to, enter into any Contract, or otherwise create or cause or permit to exist or become effective any consensual restriction, limiting the ability (whether by covenant, event of default or otherwise) of any Material Subsidiary to (a) pay dividends or make any other distributions on its Capital Securities held by such Borrower or any other Material Subsidiary, (b) pay any obligation owed to such Borrower or any other Material Subsidiary, (c) make any loans or advances to or investments in other Borrower or in any other Material Subsidiary, (d) transfer any of its property or assets to any other Borrower or any other Material Subsidiary, or (e) create any Lien (other than Permitted Liens) upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom.

SECTION 6.10. Increase in Benefits; New Plans. The Borrowers shall not, and shall not cause, permit or suffer any ERISA Affiliate to, (a) increase benefits under any Plan or adopt or establish any new employee benefit plans (within the meaning of Section 3(3) of ERISA), fringe benefit plans or arrangements, or executive or incentive plans, if such action would require it to make substantial additional contributions thereto or to incur a substantial obligation thereto, except for changes in the ordinary course of business consistent with past practices of the Borrowers (such as annual cost of living increases) and changes to existing benefits or new benefits deemed necessary by the Borrowers to remain competitive with the benefits generally offered by other companies in the same business as the Borrowers; or (b) adopt, establish, or become a party to any Plan that is subject to the provisions of Title IV of ERISA or any multiemployer plan (within the meaning of Section 3(37) of ERISA).

                                  ARTICLE VII
                               FINANCIAL COVENANTS

      Plasti-Line covenants and agrees with the Administrative Agent and the Banks that, until the Repayment Date, unless the Majority Banks otherwise consent in writing, it shall comply with the following financial covenants:

SECTION 7.01. Consolidated Current Ratio. The ratio of Consolidated Current Assets to Consolidated Current Liabilities as of the last day of each fiscal quarter shall not be less than 1.75 to 1.00.

SECTION 7.02. Consolidated Tangible Net Worth. During fiscal year 1996, Consolidated Tangible Net Worth shall not be less than $21,500,000. Beginning the first day of the first fiscal quarter of 1997 through the last day of the fourth fiscal quarter of 1997, Consolidated Tangible Net Worth shall not be less than the greater of (a)(i) $21,500,000 plus (ii) 50% of positive Consolidated Net Income (if any) for Plasti-Line's 1996 fiscal year or
(b) $23,500,000 (with the greater of (a) and (b) of this sentence hereinafter referred to as the "1997 Minimum Consolidated Tangible Net Worth"). Beginning the first day of the first fiscal quarter of 1998 through the last day of the fourth fiscal quarter of 1998, Consolidated Tangible Net Worth shall not be less than the greater of (a)(i) the 1997 Minimum Consolidated Tangible Net Worth, plus (ii) 50% of positive Consolidated Net Income (if any) for Plasti-Line's 1997 fiscal year or (b) $25,500,000.

SECTION 7.03. Consolidated Debt Service Coverage. The ratio of Consolidated Adjusted Cash Flow to Consolidated Debt Service shall not be less than 2.50 to
1.00 from the Closing Date and thereafter, measured quarterly on a rolling four quarters basis; provided, however, that for the purposes of calculating Consolidated Debt Service at fiscal year end 1995, Plasti-Line shall exclude $1,000,000 from CMLTD.

SECTION 7.04. Consolidated Total Liabilities to Consolidated Tangible Net Worth. The ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall not exceed (a) 2.50 to 1.00 from the Closing Date through fiscal year end 1997 and (b) 2.00 to 1.00 during fiscal year 1998 and thereafter.

SECTION 7.05. Consolidated Funded Debt to Consolidated Adjusted Cash Flow. The ratio of Consolidated Funded Debt to Consolidated Adjusted Cash Flow shall not exceed (a) 5.25 to 1.00 beginning the Closing Date through and including the last day of the third fiscal quarter of 1996; (b) 3.00 to 1.00 beginning the first day of the fourth fiscal quarter of 1996 through fiscal year end 1997; and
(c) 2.50 to 1.00 beginning the first day of the first fiscal quarter of 1998 and thereafter, all as measured quarterly on a rolling four quarters basis.

SECTION 7.06. Capital Expenditures. Plasti-Line together with its Consolidated Subsidiaries shall not make, or incur any obligation to make, any Capital Expenditures in any one fiscal year in excess of an aggregate of $3,000,000.

SECTION 7.07. Consolidated Financial Covenants; Determination Periods. Unless otherwise expressly designated above, all financial covenants set forth above in this Article VII shall be calculated on a consolidated basis using the financial statements to be delivered to the Banks pursuant to Section 5.06 hereof. Except as may otherwise be provided for in Section 7.01 through 7.06, all financial covenants set forth in such Sections shall be measured on an annual basis (as opposed to a rolling four-quarters basis).

                                  ARTICLE VIII
                               EVENTS OF DEFAULT


SECTION 8.01. Events of Default. Each of the following shall constitute an "Event of Default", whatever the reason for such event and whether it shall be voluntary or involuntary, or within or beyond the control of the Borrowers, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

      (a) any payment of the principal of or interest on any Note or of the Facility Fee or Closing Fee, or any other amount due under this Agreement or the Notes, shall not be made, within five Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (b) any representation or warranty made herein or in any other Loan Document or any statement or representation made in any report, certificate, financial statement or other instrument furnished by any Borrower to the Administrative Agent and/or the Banks, as applicable, pursuant to this Agreement shall prove to have been false or misleading in any material respect (whether or not known to such Borrower) when made or delivered or when deemed made in accordance with the terms hereof;

      (c) any Borrower gives notice to the Administrative Agent or the Banks or the Banks otherwise become aware that an event has occurred or a circumstance exists or has become known after the Closing Date, including without limitation notices pursuant to Sections 5.02. 5.06, 5.08, 5.09 and 5.10, that, after notice to the Borrowers and an opportunity (within five Business Days) to discuss such Borrower's plans with respect thereto, the Administrative Agent and/or the Banks, as applicable, determine could reasonably be expected to have a Material Adverse Effect;

      (d) the Borrowers or any Subsidiary shall fail to observe or perform any covenant, warranty or agreement contained in or referred to in Sections 5.02 and
5.07 and Article VII;

      (e) the Borrowers or any Subsidiary shall fail to observe or perform any covenant, warranty or agreement contained in or referred to in Article VI, provided that any such inadvertent failure made in good faith shall not constitute an Event of Default if it is curable and is cured promptly after notice from Administrative Agent (not to exceed, in any event, 15 days);

      (f) the Borrowers or any Subsidiary shall fail to observe or perform any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof and such default shall continue unremedied for thirty (30) days after written notice thereof to the Borrowers by the Administrative Agent or the Majority Banks;

      (g) the Borrowers or any Material Subsidiary shall fail to pay any Indebtedness greater than $1,000,000 other than the Loans hereunder, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness and Borrowers' failure to pay causes the lender in question to accelerate such Indebtedness; or the Borrowers or any Material Subsidiary shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to such Indebtedness; provided that in the case of Indebtedness payable to sellers in connection with acquisitions by any Borrower and its Subsidiaries, such failure shall not constitute an Event of Default if there is a valid dispute regarding the payment or a valid counterclaim exists against such seller and, in either case, the payment of such Indebtedness is contested in good faith;

      (h) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower or such Material Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take corporate action for the purpose of effecting any of the foregoing;

      (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or any Material Subsidiary, or of a substantial part of its property, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower or such Material Subsidiary or for a substantial part of its property or (iii) the winding-up or liquidation of any Borrower or such Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

      (j) a default or event of default shall have occurred and be continuing pursuant to any other Loan Document after the expiration of any applicable notice and cure period provided therein;

      (k) a judgment or order for the payment of money shall be entered against any Borrower or any Material Subsidiary by any court, and either (i) such judgment or order shall continue undischarged and unstayed for a period of 10 days in which the aggregate amount of all such judgments and orders exceeds $500,000 or (ii) enforcement proceedings shall have been commenced upon such judgment or order;

      (l) any Person or group of related Persons owns of record or beneficially, or files with the SEC notice of intent to acquire, 20% or more of the voting Capital Securities of Plasti-Line (excluding amounts owned by such Persons as of the date hereof), it being understood that for purposes hereof employees of Plasti-Line and its Subsidiaries shall not be deemed to be "related Persons" solely as a result of their common employment;

      (m) (i) any Borrower shall engage in any transaction involving any Plan that is prohibited under Internal Revenue Code Section 4975 or ERISA Section 406 and not exempt under Internal Revenue Code Section 4975 or ERISA Section 408 or
(ii) any Borrower or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to a Plan, except that no event or condition referred to in clauses (i) or (ii) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, or in the reasonable determination of the Majority Banks would not subject, such Borrower or any ERISA Affiliate to any Indebtedness or liability that, alone or in the aggregate with all such Indebtedness and liabilities, would have a Material Adverse Effect; or

      (n) the Borrowers shall fail to deliver any notice required to be delivered to the Administrative Agent and/or the Banks, as applicable, pursuant to any of Sections 5.02. 5.06, 5.08, 5.09 and 5.10 within ten (10) days after the event giving rise to the obligation to give notice thereunder.

SECTION 8.02. Exercise of Remedies. Upon the occurrence of an Event of Default and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent, upon written request from the Majority Banks, shall by written notice to the Borrowers, take either or both of the following actions, at the same or different times:

      (a) terminate the Commitments and

      (b) declare the Notes to be forthwith due and payable, whereupon the Notes shall become forthwith due and payable, both as to principal and interest
(which, after such declaration, shall bear interest as provided in Section 1.07(a)), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding. Notwithstanding the foregoing, if an Event of Default specified in paragraph (h) or (i) of Section
8.01 occurs with respect to any Borrower or any Material Subsidiary, the Commitments shall automatically terminate and the Notes shall become immediately due and payable, both as to principal and interest, without any action by any Bank or the Administrative Agent and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the
Borrowers, anything contained herein or in the Notes to the contrary notwithstanding. The Administrative Agent shall further be entitled to exercise, for the benefit of the Banks, all of the rights and remedies available under the Loan Documents and applicable law.

                                   ARTICLE IX
                             THE ADMINISTRATIVE AGENT

SECTION 9.01. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof together with such powers as are incidental thereto. With respect to the Loans made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Administrative Agent in its capacity as a Bank. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Borrowers, and any Person that may do business with the Borrowers, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.


SECTION 9.02. Noteholders. The Administrative Agent may treat the payee of any Note as the holder thereof.

SECTION 9.03. Consultation with Counsel. The Banks agree that the Administrative Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

SECTION 9.04. Documents. The Administrative Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

SECTION 9.05. Resignation or Removal of the Adminstrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. The Borrowers shall have the right under this Section
9.05 to approve, in the Borrowers' reasonable judgment, of any successor Administrative Agent.

SECTION 9.06. Responsibility of the Administrative Agent.
(a) It is expressly understood and agreed that the obligations of the Administrative Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that the Administrative Agent shall be entitled to assume that no Default has occurred and is continuing, unless the Administrative Agent has actual knowledge of such fact or has received written notice from the Borrowers or from a Bank that such Bank considers that a Default has occurred and is continuing and specifying the nature thereof. The Banks recognize and agree that the Administrative

Agent shall not be required to determine independently whether the conditions described in Articles I and III have been satisfied and, in disbursing funds to the Borrowers, may rely fully upon statements contained in the relevant notice. Neither the Administrative Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Administrative Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the circumstances.

      (a) The Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any document referred to or provided for herein or for any failure by the Borrowers to perform any of their obligations hereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact.

      (b) The relationship between the Administrative Agent and each of the Banks is only that of agent and principal and has no fiduciary aspects, and the Administrative Agent's duties hereunder are acknowledged to be only administrative and ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or elsewhere contained shall be construed to impose on the Administrative Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, the Administrative Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrowers. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks and such instructions shall be binding upon all the Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the

Administrative Agent to personal liability or that is contrary to this Agreement or applicable law.

SECTION 9.07. Notices of Event of Default. In the event that the Administrative Agent shall have acquired actual knowledge of any Default or Event of Default, the Administrative Agent shall promptly give notice thereof to the other Banks.

SECTION 9.08. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial information referred to in Section 4.04 and such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 9.09. Indemnification. (a) The Banks jointly and severally agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent (other than in its capacity as a Bank hereunder) under the Loan Documents, provided that (i) payment of each Bank's indemnification shall be made ratably according to its Percentage unless one or more Banks is not able or permitted to make such indemnification, in which case each other Bank ratably shall make payments on behalf of the Bank(s) not so permitted or able and (ii) no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

      (b) The Banks hereby agree that any amounts owed to the Administrative Agent by any of the Banks may be deducted by the Administrative Agent, and applied to such amounts, from amounts made available, in accordance with any of the Loan Documents to the Administrative Agent for the account of the Banks, with the Banks remaining liable for any deficiency.

SECTION 9.10. Benefit of Article IX. The agreements contained in this Article IX are solely for the benefit of the Administrative Agent and the Banks, and are not for the benefit of or to be relied upon by, the Borrowers or any third party.

SECTION 9.11. Administrative Agent's Fee. The Borrowers shall pay to Administrative Agent in immediately available funds a fee in the amount of $7,500 on the Closing Date and annually thereafter on June 30 of each year beginning June 30, 1996.

                                   ARTICLE X
                                MISCELLANEOUS

SECTION 10.01. Modification. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by the Borrowers therefrom, shall be effective only if the same shall be in writing and concurred in by the Majority Banks and then shall be effective only in the specific instance and for the purpose for which given; provided, however, that no change in the provisions of Articles I, III and VII, this Section 10.01 or in the definition of the Majority Banks, shall be effective absent the written concurrence of all of the Banks, and no change in the provisions of Article IX shall be effective absent the written concurrence of the Administrative Agent.

SECTION 10.03. Payment of Expenses. Whether or not any Loans are made hereunder, the Borrowers shall, on demand, pay or reimburse (a) the Administrative Agent and the Banks for all transfer, documentary, stamp and similar taxes, and all recording and filing fees, payable in connection with, arising out of or in any way related to the execution, delivery and performance of this Agreement, the Notes or the making of the Loans, (b) the Administrative Agent for all of its costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by the Administrative Agent) incurred, and all payments made, and indemnify and hold the Administrative Agent harmless from and against all losses suffered, by the Administrative Agent and the Banks in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) this Agreement and the other Loan Documents and (B) (whether or not executed) any waiver, amendment or consent hereunder or thereunder and (ii) the administration of any operations under this Agreement, and (c) the Administrative Agent and the Banks for all of their reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by the Administrative Agent and the Banks) incurred, and all payments made, and indemnify and hold the Administrative Agent and the Banks harmless from and against all losses suffered, by the Administrative Agent and the Banks in connection with, arising out of, or in any way related to (i) consulting with respect to any matter in any way arising out of, relating to, or connected with, this Agreement or any other Loan Document, including but not limited to the enforcement by the Administrative Agent and the Banks of any of their rights hereunder or thereunder or the performance by the Administrative Agent and the Banks of any of their obligations hereunder or thereunder, (ii) protecting, preserving, exercising or enforcing any of the rights of the Administrative Agent and the Banks hereunder and under the other Loan Documents, (iii) any claim (whether asserted by the Administrative Agent, the Banks or the Borrowers or any other Person and whether asserted before or after the payment, performance and observance in full of the Borrowers' obligations hereunder and under the other Loan Documents) and the prosecution or defense thereof, in any way arising under, related to, or connected with, this Agreement, the other Loan Documents or the relationship established hereunder or thereunder and (iv) any governmental investigation arising out of, relating to, or in any way connected with this Agreement or any other Loan Document, except that the foregoing indemnity shall not be applicable to any loss suffered by the Administrative Agent and the Banks to the extent such loss is determined by a judgment of a court that is binding on the Administrative Agent and the Banks, final and not subject to review on appeal, to be the result of acts or omissions on the Administrative Agent's or the Banks' part, as the case may be, constituting (x) willful misconduct, (y) knowing violations of law or, in the case only of claims by the Borrowers against the Administrative Agent or the Banks, the Administrative Agent's or the Banks' failure, as the case may be, to comply with its contractual obligations under this Agreement or any other Loan Document or, but only to the extent not waivable thereunder, applicable law. Upon request of the Borrowers, the Banks shall request an itemization (with reasonable detail) of all costs and expenses from all third parties for which it seeks reimbursement hereunder and shall provide a copy thereof to the Borrowers upon receipt. Further, the Administrative Agent and the Banks shall not be entitled to reimbursement for costs and expenses of third party consultants (other than their regular inside and outside legal counsel) unless an Event of Default has occurred and is continuing or a bona fide dispute exists hereunder.

SECTION 10.04. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall (unless otherwise indicated) be given or made by telecopy or in writing and telecopied, mailed or delivered to the intended recipient at the address of such party as follows:

      (a)    Any or all of the Borrowers:

             Plasti-Line, Inc.
             Attn:  Mark J. Deuschle
             623 East Emory Road
             Knoxville, Tennessee  37950-9043
             Fax: (423) 947-8565

      And with a copy of such notice to:

             Thomas N. McAdams
             Bernstein, Stair & McAdams
             530 South Gay Street, Suite 600
             Knoxville, Tennessee 37902
             Fax:  (423) 522-8879

      (b) The Administrative Agent or any Bank at its address shown below its name on the signature pages hereof.

      With a copy of such notice to:

             Hunton & Williams
             900 South Gay Street, Suite 2000
             Knoxville, Tennessee 37901
             Attn:  Jeffrey J. Wall
             Fax: (423) 549-7704

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any such notice or communication that is delivered by mail shall be presumed to have been received three Business Days after the day it is mailed. Unless otherwise indicated, notices received after 5:00 p.m. Knoxville time on any day shall be deemed to have been given by the sender on the next succeeding Business Day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 10.04.

SECTION 10.05. Governing Law. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Tennessee, and the substantive laws of such state (without regard to choice of law provisions thereof) shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the other Loan Documents.

SECTION 10.06. Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan
Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to the Borrowers, the Administrative Agent and the Majority Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event the Borrowers, the Administrative Agent, and the Majority Banks are unable to agree, after good faith negotiations, upon a provision to be added to the Loan Document within a period of ten (10) Business Days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to the Administrative Agent and the Majority Banks as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

SECTION 10.07. Nonliability of Banks. The relationship between the Borrowers and the Banks is, and shall at all times remain, solely that of borrowers and lenders, and the Banks and the Administrative Agent neither undertake nor assume any responsibility or duty to the Borrowers to review, inspect, supervise, pass judgment upon, or inform the Borrowers of any matter in connection with any phase of the Borrowers' businesses, operations, or condition, financial or otherwise. The Borrowers shall rely entirely upon their own respective judgments with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to the Borrowers by any Bank or the Administrative Agent in connection with any such matter is for the protection of the Banks and the Administrative Agent, and neither the Borrowers nor any third party is entitled to rely thereon.

SECTION 10.08. Binding Effect and Assignability. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Banks and their respective successors, assigns and legal representatives;

provided, however, that no Borrower may, without the prior written consent of the Administrative Agent and the Banks, assign any rights, powers, duties or obligations thereunder.

SECTION 10.09. Entirety; Conflicts. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. In the event of any conflict in the provisions of this Agreement with the provisions of any other Loan Document, the provisions of this Agreement shall govern.

SECTION 10.10. Headings, etc. Article and Section headings and captions and the table of contents hereto are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

SECTION 10.11. Survival. All representations and warranties made by the Borrowers herein shall survive delivery of the Notes and the making of the Loans.

SECTION 10.12. Sale and Transfers etc. of Commitments and Notes; Particpations in Commitments and Notes.

      (a) Each Bank shall have the right at any time to sell, assign, transfer or negotiate all or part (but not less than $3,000,000 in principal amount) of its Commitments, Loans, Notes, and other rights and obligations under this Agreement and each other Loan Document, upon payment to the Administrative Agent of an assignment fee of $2,000 for each such transaction.

      (b) Each Bank may grant participations in all or any part of its Commitment, Loans and its Notes; provided, however, no holder of any such participation, other than an Affiliate of such Bank, shall be entitled to require such Bank to take or omit to take any action hereunder and no Bank shall, as among the Borrowers and such Bank, be relieved of any of its obligations hereunder as a result of any such granting of a participation, but the participating Bank shall be entitled to rely on, and possess all rights under, any opinions, certificates, or other instruments delivered under or in connection with this Agreement or any other Loan Document.

      (c) Each Borrower authorizes each Bank to disclose to any participant, assignee or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrowers and the Subsidiaries, if any, that has been delivered to such Bank by the Borrowers pursuant to this Agreement or that has been delivered to such Bank by the Borrowers.

      (d) If, pursuant to this Section 10.12, any interest in this Agreement or any Commitment, Loan or Note is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee (other than any participant), and shall cause any participant, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent, and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, and the Borrowers or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans,
(ii) to furnish to the transferor Bank, the Administrative Agent and the Borrowers either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) to provide the transferor Bank, the Administrative Agent and the Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

SECTION 10.13. No Third Party Beneficiary. Without limiting the effect of Sections 10.08, 10.12 and 10.18, the parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render the Administrative Agent or the Banks liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Borrowers, or for debts or claims accruing to any such persons against the Borrowers. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against the Administrative Agent or the Banks, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Borrowers, nor to any other person or entity other than the Borrowers.

SECTION 10.14. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, THE BANKS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT,

OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN), OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE BANKS, OR THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE BANKS ENTERING INTO THIS AGREEMENT.

SECTION 10.15. Consent to Jurisdiction. (a) Each Borrower, in respect of itself and its properties, represents that it is subject to (and hereby irrevocably submits to) the nonexclusive jurisdiction of any United States federal or Tennessee state court sitting in Knoxville, Tennessee in respect of any suit, action or proceeding arising out of or relating to this Agreement or the Notes, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      (a) Each Borrower hereby irrevocably appoints Mark J. Deuschle with an office on the date hereof at 623 East Emory Road, Knoxville, Tennessee 37950-9043 as its agent to receive and acknowledge on behalf of itself and its properties and assets service of any and all process that may be served in any suit, action or proceeding of the nature referred to in the preceding paragraph in any United States federal or Tennessee state court sitting in Knoxville, Tennessee. Said designation and appointment shall, to the fullest extent permitted by law, be irrevocable until the Repayment Date. If (i) such agent (or any agent appointed pursuant to this sentence) shall cease so to act or (ii) the appointment of such agent (or any agent appointed pursuant to this sentence) shall prove to be ineffective for any reason, then such Borrower shall without delay appoint another such agent satisfactory to the Majority Banks and shall promptly deliver to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment.

      (b) The foregoing provisions shall not limit the right of any Bank, the Administrative Agent or any other party hereto to serve process in any other manner permitted by law or limit the right of any Bank or the Administrative Agent or other party hereto to bring any suit, action or proceeding or to obtain execution on any judgment rendered in any suit, action or proceeding in any other appropriate jurisdiction or in any other manner.

SECTION 10.16. Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 10.17. Disclosures. The Administrative Agent and each Bank may disclose to, and exchange and discuss with, any other Person (the Administrative Agent, each Bank and each such other Person being hereby irrevocably authorized to do
so) any information concerning the Borrowers or any Subsidiary (whether received by the Administrative Agent, the Bank or such Person in connection with or pursuant to this Agreement or otherwise) solely as may be determined by the disclosing party to be required by applicable law or necessary or desirable for the purpose of protecting, preserving, exercising or enforcing any rights hereunder or under the Notes, or consulting with respect to any such rights or any rights of the Borrowers.

SECTION 10.18. Sharing of Setoffs. Upon the occurrence and during the continuance of an Event of Default, the holder of any Note shall have the right, in addition to and not in limitation of any right that any such holder may have under applicable law or otherwise, to setoff against the unpaid balance of any Note or Notes or participations therein held by it any debt owing to the Borrowers or any of them by such holder, including, without limitation, any funds in any deposit account maintained by the Borrowers or any of them with such holder, and nothing in this Agreement shall be deemed any waiver or prohibition of any Bank's right of banker's lien or setoff. Each holder of a Note agrees that if it shall, through the exercise of a right of banker's lien, setoff, counterclaim or otherwise, obtain payment of a proportion of any Notes held by it in excess of the proportion of the Notes of the other holders of the Notes being paid simultaneously or required hereby to be paid proportionately, it shall be deemed to have simultaneously purchased from such other holders a participation in the Notes held by such other holders so that the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of such note held by it prior to such exercise of banker's lien, setoff or counterclaim or receipt of other payment was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim or receipt of other payment, and it shall promptly remit to each such holder the amount of the participation thus deemed to have been purchased. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation in a Note so acquired may exercise any and all rights of banker's lien, setoff, counterclaim or otherwise with respect to any and all moneys owing by such holder to such Borrower as fully as if such holder were a holder of a Note in the amount of such participation. If all or any portion of any such excess payment is thereafter recovered from the holder that received the same, the purchase provided for herein shall be deemed to have been rescinded to the extent of such recovery, without interest. Each holder of a Note agrees to give prompt written notice to the Borrowers of any setoff made pursuant to this Section 10.18.

SECTION 10.19. Repayments in Bankruptcy. In the event any amount of the Indebtedness of the Borrowers to the Banks hereunder is paid by the Borrowers and because of bankruptcy or other laws relating to creditors' rights the Banks repay any such amounts to the Borrowers or to any trustee, receiver or otherwise, then the amounts so repaid shall again become part of the Loans payable by the Borrowers.

SECTION 10.20. Amendment and Restatement. This Agreement amends and restates the Revolving Credit and Term Loan Agreement dated as of April 21, 1995 by and between Plasti-Line and Third National Bank of East Tennessee, predecessor (by name change) to SunTrust.

                                   ARTICLE XI
                                  DEFINITIONS

SECTION 11.01. Definitions. For purposes of this Agreement, unless the context otherwise requires, capitalized terms shall have the respective meanings assigned to them in Exhibit A hereto.

SECTION 11.02. Other Definitional Provisions. (a) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such person's, successors, transferees and assignees, but only, in the case of transferees and assignees of the Borrowers, the Administrative Agent and the Banks, to the extent the applicable transfer or assignment complies with the provisions of this Agreement, (ii) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time and (iii) to any Contract defined or referred to herein shall be deemed references to such Contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

      (b) When used in this Agreement, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "section", "schedule" and "exhibit" shall refer to Sections of and Schedules and Exhibits to this Agreement unless otherwise specified.

      (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

      (d) All terms defined in this  Agreement  shall have the defined  meanings when used in the Notes, and except as otherwise expressly stated therein, any certificate, opinion or other Loan Document delivered pursuant hereto or referred to herein.

SECTION 11.03. Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the independent certified accountants who are at the time in accordance with Section 5.05 reporting on the Borrower's financial statements.

            {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

              {SIGNATURES BEGIN ON THE FOLLOWING PAGE}

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.



                                PLASTI-LINE, INC.


/s/ Mark J. Deuschle            By:
-----------------------------
                                     Mark J. Deuschle
                                Title:    Vice President-Finance


                                CARTER-MIOT, INC.


/s/ Mark J. Deuscle              By:
-----------------------------
                                     Mark J. Deuschle
                                Title:     Secretary-Treasurer


                                AMERICAN SIGN AND MARKETING
                                 SERVICES, INC.


/s/ Mark J. Deuschle              By:
-----------------------------
                                     Mark J. Deuschle
                                Title:     Secretary



                                SUNTRUST BANK, EAST TENNESSEE
                                N.A., as Administrative Agent

/S/ T. L. "Chip" Smallwood         By:
-----------------------------
                                T. L. "Chip" Smallwood
                                Title: Vice President
                                Address:  700 Hill Avenue
                                Knoxville, Tennessee 37915

Amount of        Percentage
Commitment        Interest

                                SUNTRUST BANK, EAST TENNESSEE, N.A.,
                                 as Bank


*$9,500,000          50%        By:
                                /s/ T.L. Chip Smallwood
                                T. L. "Chip" Smallwood
                                Title:  Vice President

                                Address:  700 Hill Avenue
                                          Knoxville,
Tennessee 37915
                                    Fax:  (423) 544-2125


                                NATIONAL CITY BANK, KENTUCKY,
                                as Bank


$9,500,000           50%        By:
                                /S/ Carrie Tate
                                Carrie Tate

                                Title: Vice President
                                Address:  5304 Chaversham Lane
                                Norcross,    Georgia 30092
                                Fax:  (770) 441-1525


*Includes $2,000,000 Swing Line Commitment.

                                    EXHIBIT A

                                   DEFINITIONS

      This is Exhibit A to that certain Amended and Restated Credit Agreement dated as of April 30, 1996, among Plasti-Line, Inc., Carter-Miot, Inc. and American Sign and Marketing Services, Inc., as Borrowers, SunTrust Bank, East Tennessee, N.A., as Administrative Agent, and the Banks listed therein (the "Agreement"). When used in this Exhibit, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to the Agreement, and the words "section", "schedule" and "exhibit" shall refer to Sections of and Schedules and Exhibits to the Agreement, unless otherwise specified.

      "Account Debtors" has the meaning provided in the Security Agreement.

      "Accounts Payable" means "accounts payable" as determined in accordance with Generally Accepted Accounting Principles and which are unpaid 90 days or longer after their respective billing dates.

      "Accounts" means any "Account", as such term is defined in Section 9-106 of the Uniform Commercial Code as adopted in Tennessee, in which any Borrower shall now or hereafter have any right, title or interest.

      "Administrative Agent" shall have the meaning assigned to such term in the preamble hereof, and any successor thereto pursuant to Article IX hereof.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such first Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Capital Securities having voting rights or by contract or otherwise. Unless otherwise specified, "Affiliate" means an Affiliate of any Borrower.

      "Agreement" means the Amended and Restated Credit Agreement among the Borrowers, the Banks and the Administrative Agent, dated as of April 30, 1996, as the same may be amended, modified, supplemented or restated from time to time.

      "AIS Agreement" means the Automatic Investment Service Agreement by and between SunTrust and Plasti-Line dated August 30, 1995, as the same may be amended, modified, restated or supplemented from time to time.

      "Applicable LIBOR Margin" means the annual rate of interest to be added to the LIBOR Rate in calculating interest payable on LIBOR Loans and shall be determined based on the ratio of Consolidated Funded Debt to Consolidated Adjusted Cash Flow as of the last day of the most recent fiscal quarter for which quarterly financial statements have been delivered to the Banks and such determination shall be based on a rolling four quarters basis:

      Ratio                          Applicable LIBOR Margin


3.50 to 1.00 or greater                        2.85%

Greater than or equal to
3.00 to 1.00 but less
than 3.50 to 1.00                              2.70%

Greater than or equal to
2.50 to 1.00 but less
than 3.00 to 1.00                              2.50%

Greater than or equal to
2.00 to 1.00 but less
than 2.50 to 1.00                              2.15%

Greater than or equal to
1.50 to 1.00 but less
than 2.00 to 1.00                              1.90%

Less than 1.50 to 1.00                         1.65%

The ratio upon which a determination of "Applicable LIBOR Margin" is based shall be computed on the basis of the financial statements delivered by Borrowers pursuant to Section 5.06(a). Changes in the Applicable LIBOR Margin shall be effective as of the first day of the month next succeeding the date of determination. In the event that any financial information provided by Borrowers is subsequently determined to be inaccurate and accurate information would have resulted in a higher Applicable LIBOR Margin, such higher Applicable LIBOR Margin shall be given effect retroactively, and Borrowers shall promptly pay to the Administrative Agent for the benefit of the Banks such amount as is necessary to give effect to such change.

      "Banks" means the institutions indicated as Banks on the signature pages hereof, and shall include, at such times as they shall become parties hereto, Purchasing Banks, if any.

      "Base Rate Margin" means zero percent (0%) per annum.

      "Base Rate Loan" shall mean a Loan on which interest accrues based on the Base Rate in accordance with Article I.

"Base Rate"  means the greater of "a) the Federal  Funds Rate plus 1/4 of 1% and
(b) the rate of interest announced from time to time by the Administrative Agent as its prime rate of interest (which rate of interest may not be the lowest rate charged by the Administrative Agent or any Bank on similar loans). Each change in the Base Rate shall become effective without prior notice to the Borrowers automatically as of the date of such change in the Base Rate.


      "Borrower" and "Borrowers" shall have the meaning assigned to such terms in the preamble hereof.

      "Borrowing Base" means the sum of the following:

           (a)  80% of Eligible Accounts Receivable, plus

           (b)  50% of Eligible Inventory, minus

           (c)  50% of Customer Deposits, minus

           (d)  Accounts Payable.

      The Banks shall be permitted to change the Borrowing Base from time to time upon providing to the Borrowers not less than 60 days prior written notice of such proposed changes; provided, however, that such proposed changes must be mutually acceptable to the Banks and the Borrowers in their reasonable judgment; provided further, however, that in the event that the Banks and the Borrowers are unable to agree on such proposed changes, any and all final decisions regarding proposed changes shall be made by the Banks in their reasonable discretion.

      "Borrowing Base Certificate" shall mean the certificate in the form attached as Exhibit E to this Agreement.

      "Business Day" means any day other than Saturday, Sunday or a day on which banks are required or authorized to be closed for business in Knoxville, Tennessee, and, with respect to any LIBOR Loan, means any such Business Day on which transactions are effected in deposits of U.S. Dollars in the relevant interbank foreign currency deposits market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in the jurisdiction in which such interbank market is located.

      "Capital Lease" means, as of any date, any lease of property, real or personal, that would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with Generally Accepted Accounting Principles, together with any other lease by such lessee that is in substance a financing lease, including without limitation, any lease under which (a) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into, or (b) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

      "Capital Securities" means with respect to any Person that is (a) a corporation, any shares of capital stock of such corporation, (b) a general or limited partnership, any general or limited partnership interest of such partnership, (c) a limited liability company, any stock or other membership or ownership interests in such limited liability company, and also means any security convertible into, or any option, warrant or other right to acquire, any of the items described in clause (a), (b) or (c) above of such Person.

      "Capitalized Lease Obligations" means all obligations of Plasti-Line and the Consolidated Subsidiaries under Capital Leases.

      "Closing Date" means April 30, 1996, or such other date as the Borrowers and the Banks may agree.

      "Closing Fee" shall have the meaning assigned to such term in Section 1.06 hereof.

      "CMLTD" means current maturities of Long Term Debt and shall be determined both as to classification of items and amounts in accordance with Generally Accepted Accounting Principles.

      "Commitment Termination Date" means the Maturity Date, or such earlier date and time on which the Commitments are terminated pursuant to Article VIII.

      "Commitment Transfer Supplement" means an agreement among the Administrative Agent, a Bank, the Borrowers and a Purchasing Bank providing for the transfer of a portion of the Loans and the Commitment of such Bank (or any prior Purchasing Bank) to a Purchasing Bank, which shall be in form and substance satisfactory to the Borrowers, the Administrative Agent and such Bank and shall set forth the reallocations of the Commitment and the outstanding principal amounts of the Loans by each Bank.

      "Compliance Certificate" shall mean a certificate of the chief financial officer of Plasti-Line in the form of Exhibit D hereto setting forth computations in reasonable detail as of the date thereof of compliance with
Article VII.

      "Commitment"  means,  with  respect  to
each Bank, the amount of the Commitment of such Bank as set forth opposite such Bank's name on the signature pages hereof, as the same may be reduced from time to time pursuant to this Agreement, and with respect to SunTrust, the "Commitment" of SunTrust shall include the Swing Line Commitment.

      "Consolidated Adjusted Cash Flow" means, for any period, the sum for Plasti-Line and its Consolidated Subsidiaries, of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) depreciation and amortization, (ii) taxes, and (iii) Interest Expense.

      "Consolidated Current Assets" means, at any date, the aggregate amount of all assets of Plasti-Line and its Consolidated Subsidiaries determined on a consolidated basis that would be classified as current assets according to Generally Accepted Accounting Principles.

      "Consolidated Current Liabilities" mans, at any date, the aggregate amount of all liabilities of Plasti-Line and its Consolidated Subsidiaries determined on a consolidated basis that would be classified as current liabilities according to Generally Accepted Accounting Principles.

      "Consolidated Debt Service" means, for any twelve month period, the sum (determined on a consolidated basis) for Plasti-Line and its Consolidated Subsidiaries of (a) CMLTD for such period plus (b) Interest Expense for such period.

      "Consolidated Funded Debt" means, as of any date of determination, the sum of all Indebtedness (including the current portion thereof) of Plasti-Line and its Consolidated Subsidiaries on such date constituting Notes Payable, Long Term Debt, Letters of Credit in excess of an aggregate of $3,000,000 and Capitalized Lease Obligations.

      "Consolidated Net Income" means, for any period, the consolidated net income of Plasti-Line and the Consolidated Subsidiaries for such period (taken as a cumulative whole) all as determined in accordance with Generally Accepted Accounting Principles.

      "Consolidated Subsidiaries" means, as of any date, all Affiliates of Plasti-Line included as of such date in the consolidated financial statements of Plasti-Line (including, without limitation, the other Borrowers).

      "Consolidated Tangible Net Worth" means, at any date, the net worth of Plasti-Line and its Consolidated Subsidiaries after subtracting therefrom the aggregate amount of intangible assets including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, experimental or organization expenses, unamortized debt discount and expenses, deferred charges, and treasury stock and all subordinated stockholder loans, including, but not limited to, accounts or subordinated stockholder loans evidenced by promissory notes or other instruments.

      "Contract" means an indenture, agreement (other than this Agreement), other contractual restriction, lease, instrument (other than the Notes), certificate or Organizational Document.

      "Controlled Group" means (a) the controlled group of corporations as defined in Section 1563 of the Internal Revenue Code or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code of which the Borrower is a part or may become a part.

      "Controlling Interests" means ownership of a sufficient interest in a Person to approve mergers, sales of assets, dissolutions, amendments to Organizational Documents and other acts requiring a "supermajority" vote under applicable law and such Person's Organizational Documents.

      "Conversion Date" means the date on which any Loan is converted from a Base Rate Loan or a LIBOR Loan to a Loan of a different type pursuant to Section
1.08 hereof.

      "Customer Deposits" means any and all advances and/or deposits made by Borrowers' customers to such Borrower(s) for goods sold by such Borrower(s) to such customer(s) and made prior to delivery of such goods, for credit against the purchase price of such goods.

      "Default Rate" means the Base Rate plus two percent (2%) per annum.

      "Default" means an Event of Default or any condition or event that with the giving of notice or the lapse of time or both would become an Event of Default.

      "Dollars" and the sign "$" shall refer to lawful currency of the United States of America.

      "Eligible Accounts Receivable" means such Accounts which are and at all times shall continue to be acceptable to the Banks in all respects, including, without limitation, the following: (i) those Accounts outstanding less than 90 days from invoice date and (ii) those Accounts arising from sales to General Motors Corporation which are outstanding less than 180 days from invoice date; provided, however, that should 50% or more of any given Account balance be outstanding for greater than 90 days, the entire Account balance for such Account shall not be eligible for inclusion in the Borrowing Base; further provided, however, that if the standard contract payment terms on any such given Account permits payment without late charges up to 90 days after invoice, then should 50% or more of such Account's balance be outstanding for greater than 179 days after invoice, then the entire Account balance for such Account shall be ineligible for inclusion in the Borrowing Base. Criteria for eligibility shall be fixed and revised from time to time by the Banks in their reasonable judgment.

      "Eligible Inventory" means, as of any time, all Inventory of the Borrowers which is in good and saleable condition, is not obsolete or unmerchantable, in which the Banks have been granted a first priority security interest which the Banks have perfected and is acceptable to the Banks in all respects in the Banks' exclusive judgment; provided, however, that this definition shall not include any work-in-process.

      "Environmental Laws" means all laws relating to Hazardous Waste disposal, Toxic Substances, or environmental conservation.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations and official rulings and interpretations issued pursuant thereto.

      "ERISA Affiliate" means any corporation or trade or business, whether or not incorporated, which together with the Borrower would be treated as a single employer under ERISA or the Internal Revenue Code.

      "LIBOR Loan" means a Loan on which interest accrues based on the LIBOR Rate in accordance with Article I.

      "Event of Default" shall have the meaning assigned to such term in Article VIII.

      "Facility  Fee" shall have the  meaning  assigned  to such term in Section
1.06 hereof.

      "Federal Funds Rate" means for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor agency.

      "Generally Accepted Accounting Principles" means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and that are consistently applied for all periods after the date of the most recent balance sheet of Plasti-line referred to in Section 5.06 so as to properly reflect the financial condition, and the results of operations and cash flows, of Plasti-Line and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in Generally Accepted Accounting Principles, the Banks and the Borrowers will thereafter negotiate in good faith to revise any covenants of this Agreement affected by such change in order to make such covenants consistent with Generally Accepted Accounting Principles then in effect.

      "Governmental Authority" means (a) with respect to the Borrowers, any government (or any political unit thereof), court, bureau, agency or other governmental authority having or claiming jurisdiction over the Borrowers or any of their respective businesses, operations or properties and (b) with respect to the Administrative Agent, the Banks and their Affiliates, the Federal Reserve Board, the Comptroller of the Currency, any state banking regulator or any other government (or any political unit thereof), court, bureau, agency or other governmental authority having or claiming jurisdiction or regulatory authority over the Administrative Agent, such Bank or their Affiliates or any of their respective businesses, operations or properties.

      "Guaranty" of any Person means any contract, agreement or understanding of such Person pursuant to which such Person provides for the payment of any
Indebtedness of any other Person (the "Primary Obligor") or otherwise protecting, or having the practical effect of protecting, the holder of such Indebtedness against loss, in any manner, whether directly or indirectly, contingent or otherwise, including without limitation agreements: (a) to purchase such Indebtedness or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, (c) to purchase property, securities or service primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness, or (d) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof.

      "Hazardous Wastes" means all waste materials subject to regulation or defined as such under the Comprehensive Environmental Response, Compensation, and Liability Act as modified by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substance Control Act, or any applicable state law and any other applicable federal, state or local laws and their regulations now in force or hereafter enacted relating to hazardous waste disposal or environmental conservation.

      "Indebtedness"  means, with respect to any Person and without duplication:
(a) all obligations of such Person for borrowed money or the deferred purchase price of goods or services (except trade payables in the ordinary course of business); (b) all obligations of such Person in respect of any Guaranty (other than endorsements of checks for deposit in the ordinary course of business), (c) all obligations of such Person in respect of any Capital Lease, (d) all obligations, indebtedness and liabilities, including any refinancings thereof, secured by any lien or any security interest on any property or assets of such Person, and (e) all Mandatorily Redeemable Securities of such Person valued in accordance with Generally Accepted Accounting Principles.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of April 30, 1996 by and among the Administrative Agent and the Banks, as the same may be amended, modified, restated or supplemented from time to time.

      "Interest Expense" means, for any period, all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

      "Interest Payment Date" means (a) with respect to each LIBOR Loan not constituting a Swing Loan, (i) the last day of each Interest Period for all Loans having a one (1), two (2) or three (3) month Interest Period and the Commitment Termination Date, as applicable, and (ii) the last day of the third month and the last day of the Interest Period and the Commitment Termination Date, as applicable, for all LIBOR Loans having a six (6) month Interest Period;
(b) with respect to each LIBOR Loan constituting a Swing Loan, the first day of each calendar month and the Commitment Termination Date, as applicable; and (c) with respect to each Base Rate Loan (whether or not constituting a Swing Loan), the first day of each calendar month and the Commitment Termination Date.

      "Interest Period" means, as to any LIBOR Loan not constituting a Swing Loan, the period commencing on the date of such LIBOR Loan or continuation thereof and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may elect; provided, however, that (y) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(z) no Interest Period with respect to any LIBOR Loan not constituting a Swing Loan shall end later than the Commitment Termination Date.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and all regulations and official rulings and interpretations thereunder or thereof.

      "Inventory" has the meaning provided in the Security Agreement.

      "Legal Requirement" means any requirement imposed upon the Administrative Agent or any Bank by any law of the United States of America or any other jurisdiction exercising or claiming authority over the Administrative Agent or such Bank, including without limitation, any regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of any Governmental Authority.

      "Letters of Credit" means "letters of credit" as determined in accordance with Generally Accepted Accounting Principles.

      "LIBOR Rate" means, with respect to any Interest Period for any LIBOR Loan, the rate per annum equal to the quotient of (i) the offered rate for deposited in Dollars of amounts equal or comparable to the principal amount of such LIBOR Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 10:00 a.m. Knoxville, Tennessee, time, two (2) Business Days prior to the first day of such Interest Period, provided that (x) if more than one such offered rate appears on the Reuters Screen LIBO Page, the rate used to determine LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates, or (y) if no such offered rates appear on such page, the rate used for such Interest Period will be the arithmetic average (rounded upward, is necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Majority Banks, at approximately 10:00 a.m., New York time, two (2) Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Loan, divided by (ii) a number equal to 1.00 minus the Reserve Percentage, the rate so determined to be rounded upwards to the nearest multiple of 1/100th of 1%.


      "Lien" means any lien, mortgage, security interest, tax lien, attachment, levy, charge, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property or assets (or the income or profits therefrom) designed to secure the repayment of Indebtedness, whether consensual or nonconsensual and whether arising by agreement or under any statute or law, or otherwise.

      "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Intercreditor Agreement and any other document now or hereafter executed or delivered in connection with this Agreement or the Obligations, including, without limitation, any life insurance assignment, pledge agreement, security agreement, financing statement, deed of trust, mortgage, promissory note, or subordination agreement (including any renewals, extensions and refundings thereof and any modifications, supplements and amendments thereto and substitutes therefor), each of which shall be in form and substance satisfactory to the Banks.

      "Loan" means an amount advanced pursuant to Section 1.01 and a Loan of a "type" means a Loan that bears, or is to bear, as the context may require, interest based on the Base Rate or LIBOR Rate.

      "Long Term Debt" means "long term debt" as determined in accordance with Generally Accepted Accounting Principles.

      "Majority Banks" means, as of any date, Banks holding Notes representing at least eighty percent (80%) of the aggregate unpaid principal amount of the Loans outstanding on such date, and in the event no Loans are outstanding on such date, Banks holding at least sixty-six percent (66%) of the aggregate Commitments of all Banks.

      "Mandatorily Redeemable Securities" means, as applied to a Person, any of such Person's Capital Securities or debt to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished (a) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (b) at the option of any Person other than such Person or (c) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings.

      "Margin Stock" means "margin stock" as defined in Regulation U or G.

      "Material Adverse Effect" means any material adverse effect upon (a) the validity, performance or enforceability of any Loan Document or (b) the ability of the Borrowers to fulfill their obligations under the Loan Documents.

      "Material Subsidiary" means any of the Subsidiaries listed on Schedule 4.06(a) and any other domestic Subsidiary now or in the future that has annual revenues (either historically or on a pro forma basis) exceeding 2.25% of total consolidated revenues of Plasti-Line and the Consolidated Subsidiaries, provided that the sum of all revenues of all Material Subsidiaries shall not be less than 75% of total consolidated revenues of Plasti-Line and the Consolidated Subsidiaries, and if less, additional Subsidiaries (in descending order of total revenues) shall become Material Subsidiaries until the sum of all revenues exceeds 75%.

      "Maturity Date" means June 30, 1998, provided, however, that the Banks in their absolute, sole discretion may extend the Maturity Date for one additional year each year beginning June 30, 1997 by providing written notice to the Borrowers of such extension, and such notice shall be made not later than June 30 of each year prior to the Maturity Date or such extended Maturity Date, as applicable.

      "Maximum Permitted Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded could, under applicable law, result in (a) civil or criminal penalties being imposed on any Bank or (b) any Bank's being unable to enforce payment of (or if collected, to retain) all or part of such amount or the interest payable thereon.

      "Notes Payable" means "notes payable" as determined in accordance with Generally Accepted Accounting Principles.

      "Notes" means the promissory notes executed by the Borrowers and delivered to the Banks pursuant to Section 1.04 of this Agreement, together with any renewals, extensions, replacements or modifications thereof.

      "Obligations" means all indebtedness, liabilities and obligations, whether now existing or hereafter arising, direct or indirect, fixed or contingent, secured or unsecured, matured or unmatured, joint, several or joint and several, arising out of or in connection with this Agreement, the Notes, the Loans or any other Loan Document or other document executed or delivered in connection with this Agreement or the Loans.

      "One Month LIBOR Rate" means the LIBOR Rate for an Interest Period having a one (1) month duration.

      "Organizational Documents" means the fundamental organizational and governing documents of a Person and includes, without limitation, (a) in the case of a corporation, its articles of incorporation and other charter documents, bylaws and agreements among shareholders, (b) in the case of a partnership, its certificate of partnership, partnership agreement and other agreements among partners and (c) in the case of a limited liability company, its articles of organization, operating agreement and other agreements among members.

      "Percentage" means, with respect to each Bank, the percentage set forth opposite the name of such Bank on the signature pages hereof.

      "Permitted  Liens"  shall  mean  the  Liens  permitted   pursuant  to  the
provisions of Section 6.01.

      "Person"  shall  include  an   individual,   a  sole   proprietorship,   a
corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization, a mutual company, a joint stock company, an estate, a union, an employee organization or a Governmental Authority.

      "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA maintained by the Borrower or any Subsidiary for employees of the Borrower and/or the Subsidiaries, and every other employee benefit arrangement not subject to ERISA, including but not limited to, those arrangements providing profit-sharing, stock bonus, stock option, executive compensation, deferred compensation, severance, hospitalization, medical, dental, disability or life insurance benefits.

      "Premises" means any and all of the real property owned, leased or otherwise used by any Borrower and its Material Subsidiaries.

      "Purchasing  Bank" shall have the meaning assigned to such term in Section
10.12 hereof.

      "Regulations D, G, U and X" means Regulations D, G, U and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings thereunder or thereof.

      "Regulatory Change" means (a) any new, or any change in any existing, law, regulation, interpretation, directive or request (whether or not having the force of law) or (b) any change in the administration or enforcement of any such applicable law, regulation, interpretation, directive or request that becomes effective after the date of this Agreement, whether as a result of an enactment or determination of a Governmental Authority or otherwise.

      "Repayment Date" means the later of (a) the Commitment Termination Date or the reduction to zero of the Commitments, whichever first occurs and (b) the date on which the Loans and all other amounts payable hereunder are paid in full.

      "Reserve Percentage" shall mean, for any day, the stated maximum rate (expressed as a decimal) of all reserves required to be maintained with respect to liabilities or assets consisting of or including "Eurocurrency liabilities," as prescribed by Regulation D of the Board of Governors of the Federal Reserve System (or by any other governmental body having jurisdiction with respect thereto), including, without limitation, any basic, marginal, emergency, supplemental, special, transitional or other reserves, the rate so determined to be rounded upward to the nearest whole multiple of 1/100th of 1%.

      "SEC" means the Securities and Exchange Commission of the United States and any successor agency thereto.

      "Security Agreement" means the Amended and Restated Security Agreement made by the Borrowers for the benefit of the Administrative Agent dated as of April 30, 1996, as such may be amended, modified, restated or supplemented from time to time.

      "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured will not be greater than the fair salable value of the assets of such Person at such time, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

      "State Official" means, with respect to any Person, the Secretary of State or other appropriate official of the jurisdiction in which such Person was incorporated or organized who is authorized to certify official records of such Person on file in such jurisdiction.

      "Subsidiary" means, with respect to any Person, any other Person fifty percent (50%) or more of the outstanding Capital Securities of each class of which is owned or controlled, directly or indirectly, by such first Person and its Affiliates.

      "SunTrust" means SunTrust Bank, East Tennessee, N.A., a national banking association.

      "Swing Line Commitment" means the obligation of SunTrust to make Swing Loans to the Borrowers under the Swing Line in an aggregate principal amount at any time not exceeding $2,000,000, all in accordance with the terms of this Agreement.

      "Swing Line" means the revolving line of credit under the Swing Line Commitment made by SunTrust for the benefit of the Borrowers as set forth in
Section 1.03 of this Agreement.

      "Swing Loans" shall have the meaning assigned to such term in Section 1.03 hereof.

      "Tax" means, in relation to any LIBOR Loan and the applicable LIBOR, any federal, state, local or foreign tax, levy, impost, duty, deduction, withholding or other charge of whatever nature required by any Legal Requirement (a) to be paid by the Banks or (b) to be withheld or deducted from any payment otherwise required hereby to be made by the Borrower to the Banks; provided, however, that the term "Tax" shall not include any taxes imposed upon the net income of the Banks by the United States, any political subdivision thereof or any other taxing authority.

      "Toxic Substances" means and includes any materials present on the Premises which have been shown to have significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, applicable state law, or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances. "Toxic Substances" includes, but is not limited to, asbestos, polychlorinated biphenyls ("PCBs"), petroleum products, and lead-based paints.

                                                          EXHIBIT B
                    [Form of Amended and Restated
                       Revolving Credit Note]

$9,500,000                                     Knoxville, Tennessee
                                                     April 30, 1996


      FOR VALUE RECEIVED, PLASTI-LINE, INC., CARTER-MIOT, INC. and AMERICAN SIGN AND MARKETING SERVICES, INC., each a Tennessee corporation (collectively, the "Borrower"), hereby promise, jointly and severally, to pay to the order of ___________________________________, a national banking association (the
"Bank"), at the office of SunTrust Bank, East Tennessee, N.A., as Administrative Agent (the "Administrative Agent"), at 700 Hill Avenue, Knoxville, Tennessee 37915, on the dates provided in the Credit Agreement dated as of the date hereof among the Borrower, the Administrative Agent and the Banks described therein (the "Credit Agreement"), but in no event later than the Commitment Termination Date, in lawful money of the United States of America, in immediately available funds, the principal amount of NINE MILLION FIVE HUNDRED THOUSAND DOLLARS ($9,500,000) or, if less than such principal amount, the aggregate unpaid principal amount of the Loans (as defined in the Credit Agreement) made by the Bank to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Article I of the Credit Agreement. Capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Credit Agreement.

      The Borrower promises to pay interest, payable on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

      The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be evidenced by the books and records of the Administrative Agent and the Bank.

      This Note is one of the Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Tennessee. This Note amends and restates (a) the Amended and Restated Revolving Credit Note dated February 29, 1996 made by Plasti-Line payable to SunTrust in the principal amount of $3,000,000 and (b) the Amended and Restated Revolving Credit Note dated November 2, 1995 made by Plasti-Line payable to SunTrust in the principal amount of $16,000,000.

      IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their duly authorized officers as of the day and year first above written.

                                PLASTI-LINE, INC.


                                By: _____________________________
                                     Mark J. Deuschle
                                Title:  Vice President-Finance


                                CARTER-MIOT, INC.


                                By: _____________________________

                                Title: __________________________


                                AMERICAN SIGN AND MARKETING
                                 SERVICES, INC.


                                By: _____________________________

                                Title: __________________________

                                            EXHIBIT C


                     CONDITIONS TO INITIAL LOANS


      This is Exhibit C to that certain Amended and Restated Credit Agreement dated as of April 30, 1996, among Plasti-Line, Inc., Carter-Miot, Inc., American Sign and Marketing Services, Inc., SunTrust Bank, East Tennessee, N.A., as Administrative Agent, and the Banks listed therein (the "Agreement"). All capitalized terms used but not defined herein or in the appendices hereto shall have the meanings given to them in the Agreement.


      1 The Borrower shall have  delivered,  or caused to be delivered,  to each
Bank:

(a) a duplicate original of the Agreement executed on the Borrower's behalf by its duly authorized officer.

(b) a duly executed Note payable to its order and otherwise complying with the provisions of Section 1.03 of the Agreement.

(c) a duly executed Security Agreement and the corresponding UCC-1 and UCC-3 Financing Statements (as recorded with the proper filing offices).

(d) the written opinion of Bernstein, Stair & McAdams, counsel to the Borrower, substantially in the form attached as Appendix 1 to this Exhibit, and addressing such other legal matters as the Banks and their counsel may require.

2. The Borrower shall have delivered, or caused to be delivered, to the Administrative Agent:

(a) A copy of the Borrower's Articles of Incorporation or Charter, as amended, certified as of a recent date by a State Official.

(b) A certificate of a State Official, dated as of a recent date, as to the good standing and charter documents of the Borrower on file in the office of such State Official.

(c) A certificate of the Secretary or an Assistant Secretary of the Borrower dated as of the Closing Date substantially in the form attached as Appendix 2 to this Exhibit.

(d) A certificate of the Chief Financial Officer of the Borrower, substantially in the form attached as Appendix 3 to this Exhibit, certifying that (i) the Borrower is in compliance with all the terms and provisions of the Agreement and at the time of and immediately after such borrowing no Default has occurred or is continuing and
(ii) the representations and warranties contained in Article IV of the Agreement are true and correct.

(e) Certified copies of all consents and required governmental approvals, if any, necessary for the execution, delivery and performance of the Agreement, the Notes, and the other Loan Documents and the transactions contemplated thereby.

(f) Payment in full of all fees required to be paid on the Closing Date (including the fees, if any, payable pursuant to Section 1.06 of the Agreement) and all of the Banks' out-of-pocket costs and expenses (including counsel fees and disbursements) payable in accordance with Section 10.03 for which invoices have been submitted on or prior to such date.

(g) A notice of such Loan as required by Section 1.02 of the Agreement.

(h) Such other documents as the Administrative Agent, the Banks and their counsel may request.

                             APPENDIX 1


                           FORM OF OPINION

                 [Letterhead of Counsel to Borrower]

                           April 30, 1996

[Addressed to the Administrative Agent and the Banks]

Dear Sirs:

      We have acted as counsel to Plasti-Line, Inc. ("Plasti-Line"), a Tennessee corporation, Carter-Miot, Inc., a Georgia corporation and American Sign and Marketing Services, Inc., a Kentucky corporation (each a "Borrower" and collectively, the "Borrowers"), in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement dated as of April 30, 1996 (the "Credit Agreement"), among the Borrowers and SunTrust Bank, East Tennessee, N.A., as administrative agent (the "Administrative Agent") and lender, and the lenders named therein (collectively, the "Banks").

      Terms capitalized but not defined herein shall have the meanings given to them in the Credit Agreement.

      In so acting, we have reviewed executed copies of the Credit Agreement, the Notes and the other Loan Documents. We have relied upon originals or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Except with respect to the Borrowers, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based upon and subject to the foregoing and the qualifications and assumptions set forth below, we are of the opinion that:

      1 Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization. Each Borrower has the corporate power and authority to own its respective properties and to carry on its respective businesses as now conducted and is duly qualified to do business, and is in good standing as a foreign entity in all jurisdictions wherein such qualification is required by reason of the nature of its business and activities or the location of its property. Each Borrower has the corporate power to execute, deliver and perform the Credit Agreement, to borrow thereunder and to execute and deliver the Notes.

      2 The execution and delivery by each Borrower of, and performance by each Borrower of the obligations provided for in, the Loan Documents have been duly authorized by all proper and necessary corporate action. Each of the Loan Documents to which the Borrowers are a party has been duly executed and delivered by the Borrowers.

      3 The Loan Documents constitute the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and (b) general principles of equity (whether considered in a proceeding in at law or in equity).

      4 No action, suit, proceeding, inquiry or investigation before or by any arbitrator or any court, public body, board, administrative agency or other Governmental Authority is pending or, to best of our knowledge, threatened against or affecting any Borrower.

      5 To the best of our knowledge, no Borrower is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental instrumentality or other agency where such default could have a material and adverse affect on the financial condition of any Borrower.

      6 No approval of, consent from or filing with, any Governmental Authority or any other Person, which approval, consent or filing has not heretofore been obtained, given or made, is required in connection with the execution and delivery by the Borrowers of any of the Loan Documents.

      7 The execution and delivery of the Loan Documents, the consummation of the transactions therein contemplated, the performance of and compliance with the provisions thereof and the application of the proceeds of the Loans as therein contemplated do not and will not (A) violate, conflict with, result in the breach of, or constitute a default under (i) any provision of law, (ii) the Organizational Documents of any Borrower, (iii) any instrument, agreement or contract to which any Borrower is a party, or by or to which any Borrower or any properties of any Borrower may be affected, bound or subject, or (iv) any order, writ, injunction or decree of any court, arbitrator or Governmental Authority, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any assets of any Borrower except in favor of the Administrative Agent for the benefit of the Banks.

      8 The execution, delivery and performance of the Credit Agreement and the use of the proceeds of the Loans thereunder do not and will not constitute a violation of Regulations G, X or U of the Board of Governors of the Federal Reserve System.

      9 The Security Agreement is in a form sufficient to create a valid security interest under Article 9 of the Code in those items and types of Collateral which are subject to the provisions of Article 9 of the Code (such Collateral collectively referred to hereinafter as the "UCC Collateral") as security for the payment of the Obligations. We express no opinion as to the status of title to, or concerning the priority of any lien or security interest encumbering the Collateral.

      The Financing Statements to be filed in Tennessee are in proper form for filing in the Office of the Secretary of State of Tennessee (the "Filing Office"). With respect to the UCC-3 Assignment executed by SunTrust in favor of the Collateral Agent (as defined in the Security Agreement) in connection with SunTrust's assignment of its security interest in the UCC Collateral to the Collateral Agent (the "UCC-3 Assignment"), the due filing and indexing of the UCC-3 Assignment among the financing statements records of the Filing Office will be sufficient to validly assign the security interest perfected by the UCC-1 Financing Statement referred to in the UCC-3 Assignment to the Administrative Agent as secured party for the benefit of the Banks, and such UCC-3 Assignment shall not act to terminate the security interest previously perfected by the UCC-1 Financing Statement referred to in the UCC-3 Assignment. Once value has been given by the Banks, the due filing and indexing of the UCC-1 Financing Statements among the financing statements records of the Filing Office will be sufficient to perfect the security interests created by the Security Agreement in those items and types of the UCC Collateral in which a security interest may be perfected by the filing of a financing statement in the State of Tennessee under the Code, except that we express no opinion as to the perfection of any lien or security interest in any UCC Collateral that is or may become a fixture. No further filing or refiling or any other action is necessary under the Code to perfect or maintain such perfection, except that a continuation statement must be filed within the period of eight months prior to the expiration of five years from the date of each original filing and within the period of eight months prior to the expiration of each succeeding period of five years from the date of such original filing to maintain the effectiveness of the filings referred to in this paragraph.

                    10. The payment by the Borrowers and receipt by the Banks, as applicable, of interest and other payments required to be paid pursuant to the terms of the Credit Agreement and the Notes will not constitute unlawful interest or otherwise violate the usury laws of the State of Tennessee.

      This opinion is being delivered to you at the request of our clients pursuant to Section 1(c) of Exhibit C to the Credit Agreement. This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.

      We are members of the Bar of the State of Tennessee and express no opinion with respect to the law of any jurisdiction other than the laws of the State of Tennessee and the federal laws of the United States, in each case as in effect on the date hereof.

                                     Very truly yours,

                             APPENDIX 2

                   FORM OF SECRETARY'S CERTIFICATE

                          Plasti-Line, Inc.
                           (the "Company")

                  Secretary's Certificate Regarding
                      Incumbency, Resolutions,
Articles of Incorporation, By-Laws and Certificate of Existence


      The undersigned, being the duly appointed, qualified and acting Secretary of the Company, hereby certifies that the persons named below are, on the date hereof, the duly elected, qualified and acting officers of the Company and occupy the offices set opposite their respective names, and the signatures opposite their names below are their true and correct signatures:

Name                 Office                    Signature

                                               ------------------

                                               ==================

      and hereby further certifies that:

      (a) The Board of Directors of the Company adopted, on ______________, at a duly called meeting at which a quorum was present and voting throughout, the resolutions set forth in Exhibit "A" attached hereto, none of which has been amended or repealed in any respect since such date, and all of which remain in full force and effect as of the date hereof.

      (b) Attached hereto as Exhibit "B" is a true, correct and complete copy of the Articles of Incorporation of the Company, certified by the appropriate State Official, and no action has been taken by the Board of Directors of the Company or its Shareholders to amend or in contemplation of amending the Articles of Incorporation since such certification date.

      (c) Attached hereto as Exhibit "C" is a true, correct and complete copy of the By-Laws of the Company in effect on the date hereof.

      (d) Attached hereto as Exhibit "D" is a true, correct and complete copy of the Certificate of Existence of the Company issued by the appropriate State Official certifying the good standing of the Company in the State of Tennessee.

      IN WITNESS WHEREOF, I have hereunto set my hand and the corporate seal of the Company as of this ___ day of April, 1996.


                                     --------------------------
                                     ______________, Secretary

[SEAL]


      I,  ___________________,  _____________________  of the  Company do hereby certify that __________________ is the duly elected, qualified and acting Secretary of the Company, and that his signature set forth above is his true signature.

      IN WITNESS WHEREOF, I have hereunto set my hand as of this __ day of April, 1996.

                                     --------------------------

                             APPENDIX 3

                    FORM OF OFFICER'S CERTIFICATE

                        [Company letterhead]

                         [Plasti-Line, Inc.]
                           (the "Company")


      The undersigned, who is [Vice President of Finance] of the Company, in connection with a certain Amended and Restated Credit Agreement dated as of April 30, 1996 (the "Credit Agreement"), among the Company, the other borrowers party thereto, the banks listed therein (the "Banks") and SunTrust Bank, East Tennessee, N.A., as the administrative agent for the Banks (the "Administrative Agent"), hereby certifies to the Administrative Agent and each of the Banks that, as of the date of this certificate:

      (a) The Company is in compliance with all the terms and provisions of the Credit Agreement and no Default has occurred or is continuing; and

      (b) Each of the representations and warranties contained in Article IV of the Credit Agreement are true and correct.

      Terms used herein but not defined shall have the meanings ascribed to them in the Credit Agreement.

      IN WITNESS WHEREOF, I have hereunto set my hand and the corporate seal of the Company as of this ___ day of April, 1996.


                               [PLASTI-LINE, INC.

                                By:  _____________________________
                                     Mark J. Deuschle
                                Title:  Vice President - Finance]

                                                          EXHIBIT D

                   FORM OF COMPLIANCE CERTIFICATE

                        [company letterhead]

[To the Administrative Agent and the Banks]

                          Plasti-Line, Inc.

Ladies and Gentlemen:

      This certificate is delivered to you pursuant to Section 5.06(f) of the Amended and Restated Credit Agreement, dated as of April __, 1996 (the "Credit Agreement"), among Plasti-Line, Inc., Carter-Miot, Inc. and American Sign and Marketing Services, Inc. (collectively, the "Borrower"), the banks listed therein as, or that may from time to time become, parties thereto (collectively, the "Banks"), and SunTrust Bank, East Tennessee, N.A., as the administrative agent (the "Administrative Agent") for the Banks. Unless otherwise defined, terms used herein (including the Attachment hereto) have the meanings ascribed to them in the Credit Agreement.

      The undersigned hereby certifies that he is the Vice President of Finance of Plasti-Line, Inc. and further certifies that as of ________, 199_ (the "Computation Date"):

      (a) the Borrowers's (i) Consolidated Current Assets was $_____, (ii) Consolidated Current Liabilities was $_____, and (iii) Consolidated Current Ratio was ________, as shown in detail on the Attachment hereto, which [complies] [does not comply] with the requirements of Section 7.01 of the Credit Agreement;

      (b) the Borrower's Consolidated Tangible Net Worth was $__________, as shown in detail on the Attachment hereto, which [complies][does not comply] with the requirements of Section 7.02 of the Credit Agreement;

      (c) the Borrower's  (i)  Consolidated  Adjusted Cash Flow was  $_________,
(ii) Consolidated Debt Service was $_____, and (iii) Consolidated Debt Service Coverage ratio was ________, as shown in detail on the Attachment hereto, which [complies][does not comply] with the requirements of Section 7.03 of the Credit Agreement;

      (d) The Borrower's (i) Consolidated Total Liabilities was $_____, (ii) Consolidated Tangible Net Worth was $_____, and (iii) ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth was _____, as shown in detail on the Attachment hereto, which [complies] [does not comply] with the requirements of Section 7.04 of the Credit Agreement;

      (e) the Borrower's (i)  Consolidated  Adjusted  Funded Debt was $________,
(ii) Consolidated Adjusted Cash Flow was $______ and (iii) ratio of Consolidated Adjusted Funded Debt to Consolidated Adjusted Cash Flow was _________, as shown in detail on the Attachment hereto, which [complies][does not comply] with the requirements of Section 7.05 of the Credit Agreement, and which results in an Applicable Margin of _______; and

      (f) the Borrower's Capital Expenditures for the fiscal year ending 199_ was $________, which [complies] [does not comply] with the requirements of
Section 7.06 of the Credit Agreement.


      IN WITNESS WHEREOF, I have hereunto set my hand and the corporate seal of the Borrower as of this ___ day of ______, 19__.


                                PLASTI-LINE, INC.

                                By:  _____________________________
                                     Mark J. Deuschle
                                Title:  Vice President - Finance

                                                         ATTACHMENT
                                                            to
                                                     ----\ ---\ ---
                                             Compliance Certificate

1.    Consolidated Current Ratio:

      (a)  Consolidated Current Assets of      $____________
           Plasti-Line and its Consolidated
           Subsidiaries

      (b)  Consolidated Current Liabilities of $____________
           Plasti-Line and its Consolidated
           Subsidiaries

      (c)  Ratio is                                   _____ to 1.0

2.    Consolidated Tangible Net Worth (for Fiscal Year 1997):

      (a)  Base amount, plus                        $  21,500,000

      (b)  Fifty percent (50%) of positive          $____________
           Consolidated Net Income of
           Plasti-Line and its Consolidated
           Subsidiaries for fiscal year
           1996, equals

           CONSOLIDATED TANGIBLE NET WORTH

3.    Consolidated Tangible Net Worth (for Fiscal Year 1998):

      (a)  Base amount (the greater of              $____________
          (i)  $23,500,000 and (ii)
           the Consolidated Tangible Net Worth for Fiscal Year 1997 as set forth in Item 2 above), plus

      (b)  Fifty  percent  (50%) of  Consolidated   $___________
           Net  Income  of Plasti-Line and its
           Consolidated  Subsidiaries for fiscal
           year 1997,  equals

           CONSOLIDATED TANGIBLE NET WORTH          $___________

4.    Consolidated Adjusted Cash Flow:

      (a)  Consolidated Net Income of               $____________
           Plasti-Line and its
           Consolidated Subsidiaries, plus

      (b)  Depreciation and amortization            $____________
           (to the extent deducted in
           determining Consolidated
           Net Income), plus

      (c)  Taxes (to the extent deducted in         $____________
           determining Consolidated
           Net Income), plus

      (d)  Interest Expense (to the extent          $____________
           deducted in determining
           Consolidated Net Income), equals

      CONSOLIDATED ADJUSTED CASH FLOW

5.    Consolidated Debt Service:

      (a)  CMLTD of Plasti-Line and its             $____________
           Consolidated Subsidiaries for
           the immediately preceding twelve-
           month period

      (b)  Interest Expense of Plasti-Line and      $___________
           and its Consolidated Subsidiaries
           (on a consolidated basis) for the
           immediately preceding twelve-month
           period, equals

           CONSOLIDATED DEBT SERVICE

6.    Consolidated Total Liabilities to Consolidated Tangible Net Worth:

      (a)  The Consolidated Total Liabilities of    $____________
           Plasti-Line and its Consolidated
           Subsidiaries

      (b)  The Consolidated  Tangible Net Worth     $____________
           of Plasti-Line and its Consolidated
           Subsidiaries (pursuant to Item [2]
           [3] above)

      (c)  Ratio is                                   _____ to 1.0


7.    Consolidated Adjusted Funded Debt:

      All Indebtedness (including
      the current portion thereof)
      of Plasti-Line and its
      Consolidated Subsidiaries
      constituting:

             (i)     Notes Payable, plus       $____________

            (ii)     Long-Term Debt, plus      $____________

           (iii)     Letters of Credit in      $____________
                     excess of $3,000,000
                     aggregate, plus

            (iv)     Capitalized Lease         $____________
                     Obligations, equals

      CONSOLIDATED ADJUSTED FUNDED DEBT        $____________

                                                          EXHIBIT E

                     BORROWING BASE CERTIFICATE


      Pursuant to Section 1.18 of the Amended and Restated Credit Agreement dated as of April __, 1996 by and among Plasti-Line, Inc., Carter-Miot, Inc. and American Sign and Marketing Services, Inc. (collectively, the "Borrowers") and SunTrust Bank, East Tennessee, N.A., as administrative agent and lender and the other lenders named therein (collectively, the "Banks") (as at any time further amended, modified, supplemented or restated, the "Credit Agreement") (capitalized terms herein shall have the respective meanings assigned to them in the Credit Agreement), the undersigned certify, on behalf of the Borrowers, as follows, as of the date hereof:

      1. Borrowing Base:

         (a)  As of the date hereof, the aggregate outstanding principal
              amount of the Loans...................    $__________

         (b) If applicable, the aggregate amount of advances being requested concurrently with the delivery of
              this Certificate......................    $__________

         (c)  Sum of 1(a) and (b)...................    $__________

         (d)  Borrowing Base:  Value of:

              (i) 80% of Eligible Accounts Receivable,
                                    plus                $__________

              (ii) 50% of Eligible Inventory,
                                       minus            $__________

              (iii) 50% of Customer Deposits,
                                       minus            $__________

              (iv) Accounts Payable                     $__________

                   Subtotal (i)-(iv)                    $__________

         (e)  Borrowing  Availability  ((d) less (c)) (negative number indicates
              Loan will Borrowing Base)..               $__________


      2. By delivery of this Certificate, the Borrowers hereby represent and warrant that they are in compliance with all of the terms and provisions of the Credit Agreement and that there exists no Event of Default specified in Section
8.01 of the Credit Agreement, and there exists no condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate on behalf of the Borrowers as of the ___ day of _______, 199_.

PLASTI-LINE, INC.    .....     AMERICAN SIGN AND MARKETING SERVICES, INC.


By: _______________________________       By:

Title: ______________________________     Title:



CARTER-MIOT, INC.


By: _______________________________
Title: ______________________________

                          Schedule 4.06(a)


                    List of Material Subsidiaries


                (a) Carter-Miot, Inc.

                (b) American Sign and Marketing Services, Inc.

                            Schedule 6.01


                     Additional Permitted Liens

      (a)  Liens in favor of SunTrust Bank, East Tennessee, N.A.

      (b) Liens in favor of First American National Bank or other creditors in connection with (a) the Industrial Revenue Refunding Bonds (Plasti-Line, Inc. Project) Series 1989A in the original aggregate principal amount of $6,295,000 issued by the Industrial Development Board of the County of Knox (the "Board") and (b) the Industrial Revenue Bonds (Plasti-Line, Inc. Project) Series 1989B in the original aggregate principal amount of $2,400,000 issued by the Board.


March 29, 1997
KX BB U:\SUNTRUST\PL\CREDITAG.08